Exhibit 10.2

Execution Version

SEVENTH AMENDMENT

to

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

among

LAREDO PETROLEUM, INC.,

as Borrower,

WELLS FARGO BANK, N.A.,

as Administrative Agent,

the Guarantors Signatory Hereto,

and

the Banks Signatory Hereto

SEVENTH AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

This Seventh Amendment to Fifth Amended and Restated Credit Agreement (this “Seventh Amendment”), dated as of July 16, 2021 (the “Seventh Amendment Effective Date”), is among Laredo Petroleum, Inc., a corporation formed under the laws of the State of Delaware (“Borrower”); each of the undersigned guarantors (the “Guarantors”, and together with Borrower, the “Credit Parties”); each of the Banks party hereto; and Wells Fargo Bank, N.A., as administrative agent for the Banks (in such capacity, together with its successors, “Administrative Agent”).

Recitals

A.       Borrower, Administrative Agent and the Banks (other than the New Banks (as defined below)) are parties to that certain Fifth Amended and Restated Credit Agreement dated as of May 2, 2017 (as amended prior to the date hereof, the “Credit Agreement”), pursuant to which the Banks (other than the New Banks) have, subject to the terms and conditions set forth therein, made certain credit available to and on behalf of Borrower.

B.       Borrower and Administrative Agent have requested that KeyBank National Association, Mizuho Bank, Ltd., Texas Capital Bank, N.A., and Zions Bancorporation, N.A. (each a “New Bank”, collectively, the “New Banks”) each become a Bank under the Credit Agreement with an Elected Commitment and a Maximum Credit Amount in the amounts as shown for such New Banks on Schedule 1 to the Credit Agreement (as amended hereby).

C.       Borrower has advised Administrative Agent that each of ABN AMRO Capital USA LLC, Barclays Bank PLC, BMO Harris Financing, Inc., BOKF, NA dba Bank of Oklahoma, Credit Suisse AG, Cayman Islands Branch, Goldman Sachs Bank USA, Societe Generale, and The Bank of Nova Scotia, Houston Branch (each an “Exiting Bank, collectively, the “Exiting Banks”) no longer wishes to be a Bank under the Credit Agreement and has requested that each Exiting Bank’s Elected Commitment and Maximum Credit Amount under the Credit Agreement be reallocated to the Banks (including the New Banks) as shown on Schedule 1 to the Credit Agreement (as amended hereby).

D.       The parties hereto desire to enter into this Seventh Amendment to amend the Credit Agreement as set forth herein and to be effective as of the Seventh Amendment Effective Date.

E.       NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Seventh Amendment, shall have the meaning ascribed to such term in the Credit Agreement (as amended hereby). Unless otherwise indicated, all section references in this Seventh Amendment refer to the Credit Agreement.

Section 2.                Amendments to Credit Agreement. In reliance on the representations, warranties, covenants and agreements contained in this Seventh Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, effective as of the Seventh Amendment Effective Date:

2.1     The body of the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex A hereto.

2.2     Schedule 1 to the Credit Agreement shall be amended and restated in its entirety in the form of Schedule 1 attached hereto and Schedule 1 attached hereto shall be deemed to be attached as Schedule 1 to the Credit Agreement.

2.3     Exhibit M attached hereto is hereby added as Exhibit M to the Credit Agreement and shall be deemed to be attached as Exhibit M to the Credit Agreement.

Any Schedule or Exhibit to the Credit Agreement not amended pursuant to the terms of this Seventh Amendment shall remain in effect without any amendment or other modification thereto.

Section 3.                Elected Commitments. In reliance on the covenants and agreements contained in this Seventh Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, each Bank (including the New Banks) hereby agrees that its Elected Commitment under the Credit Agreement effective as of the Seventh Amendment Effective Date shall be the amount set forth opposite such Bank’s name on Schedule 1 to the Credit Agreement (as amended hereby) under the caption “Elected Commitment”. Borrower, Administrative Agent and the Banks (including the New Banks) hereby agree that (i) each Bank (including each New Bank) that has outstanding Loans (and participations in Letters of Credit) in amounts less than its Commitment Percentage of all outstanding Loans (and participations in Letters of Credit) shall purchase outstanding Loans (and participations in Letters of Credit) from Banks that have outstanding Loans (and participations in Letters of Credit) in amounts greater than their Commitment Percentage of all outstanding Loans (and participations in Letters of Credit) such that each Bank holds Loans (and participations in Letters of Credit) in its Commitment Percentage of all outstanding Loans (and participations in Letters of Credit), and (ii) the adjustments, if any, in the Aggregate Elected Commitment Amounts pursuant to this Seventh Amendment shall be deemed to occur simultaneously with the Seventh Amendment Effective Date.

Section 4.                New Banks. Each New Bank hereby joins in, becomes a party to, and agrees to comply with and be bound by the terms and conditions of the Credit Agreement as a Bank thereunder and under each and every other Loan Papers to which any Bank is required to be bound by the Credit Agreement, to the same extent as if the New Bank was an original signatory thereto. Each New Bank hereby appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto. Each New Bank represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Seventh Amendment, to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement, (ii) it has received a copy of the Credit Agreement and copies of the most recent financial statements delivered or deemed delivered by the Borrower pursuant to Section 8.1 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Seventh Amendment and to become a Bank on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Bank, (iii) it satisfies the requirements in the Credit Agreement that are required to be satisfied by it in order to become a Bank and (d) from and after the Seventh Amendment Effective Date, it shall be a party to and be bound by the provisions of the Credit Agreement and the other Loan Papers and have the rights and obligations of a Bank thereunder.

Section 5.                Conditions Precedent. The effectiveness of this Seventh Amendment is subject to the following:

5.1    Administrative Agent shall have received counterparts of this Seventh Amendment from the Credit Parties and all of the Banks (including the New Banks and the Exiting Banks).

5.2     Administrative Agent shall have received all fees, including fees received on behalf of, and delivered to, the Banks, due and payable on or prior to the Seventh Amendment Effective Date pursuant to the Engagement Letter dated as of July 8, 2021 among Borrower, Wells Fargo Bank, N.A. and Wells Fargo Securities, LLC.

5.3     Administrative Agent shall have received duly executed Notes payable to each Bank (including each New Bank) requesting a Note (or amendment and restatement thereof, as the case may be) in a principal amount equal to its Maximum Credit Amount (as amended hereby) dated as of the date hereof.

5.4     Contemporaneously with the Seventh Amendment Effective Date, the Borrower shall have issued new Senior Notes under a Senior Indenture in a principal amount not less than $300,000,000.

5.5     Administrative Agent and the Banks shall have received a copy of the preliminary offering memorandum, the final offering memorandum and any other material documents relating to the offering of new Senior Notes on the Seventh Amendment Effective Date.

5.6     Administrative Agent shall have received from each New Bank an Administrative Questionnaire.

5.7     On a pro forma basis, Borrower shall have Revolving Availability plus unrestricted and unencumbered cash and Cash Equivalents in an amount not less than $200,000,000.

5.8     Administrative Agent shall have received each of the following documents, instruments and agreements, each of which shall be in form and substance and executed in such counterparts as shall be acceptable to Administrative Agent and each of which shall, unless otherwise indicated, be dated the Seventh Amendment Effective Date:

(a)               an opinion of Akin Gump Strauss Hauer & Feld LLP, counsel to Borrower, favorably opining as to such New York and Texas law-matters as Administrative Agent may request, in form and substance satisfactory to Administrative Agent;

(b)               copies of the certificate of incorporation or certificate of formation, and all amendments thereto, of Borrower and each other Credit Party accompanied by a certificate that such copy is true, correct and complete issued by the appropriate Governmental Authority of the State of Delaware and accompanied by a certificate of the Secretary or comparable Authorized Officer of Borrower and each other Credit Party that such copy is true, correct and complete as of the Seventh Amendment Effective Date;

(c)               copies of the bylaws or limited liability company agreement, and all amendments thereto, of Borrower and each other Credit Party, accompanied by a certificate of the Secretary or comparable Authorized Officer of Borrower and each other Credit Party that each such copy is true, correct and complete as of the Seventh Amendment Effective Date;

(d)               certain certificates and other documents issued by the appropriate Governmental Authorities of the states of formation and the other states, as applicable, which may be dated prior to the Seventh Amendment Effective Date, relating to the existence of each Credit Party and to the effect that each applicable Credit Party is organized or qualified to do business in such jurisdiction is in good standing with respect to the payment of franchise and similar Taxes and is duly qualified to transact business in such jurisdictions;

(e)               a certificate of incumbency of all officers of Borrower and each other Credit Party who will be authorized to execute or attest to any Loan Paper executed by the Secretary or comparable Authorized Officer of Borrower and each other Credit Party; and

(f)                copies of resolutions or comparable authorizations and consents approving the Loan Papers and authorizing the transactions contemplated by this Seventh Amendment and the other Loan Papers, duly adopted by the Board of Directors (or similar managing body) of Borrower and each other Credit Party, accompanied by certificates of the Secretary or comparable officer of Borrower and each other Credit Party that such copies are true and correct copies of resolutions duly adopted at a meeting of or (if permitted by applicable Law and, if required by such Law, by the Bylaws, or other charter documents of Borrower and each other Credit Party) by the unanimous written consent of the Board of Directors (or similar managing body) of Borrower and each other Credit Party, and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the Seventh Amendment Effective Date.

Section 6.                Representations and Warranties; Etc. Each Credit Party hereby affirms: (a) that as of the date hereof, all of the representations and warranties contained in each Loan Paper to which such Credit Party is a party are true and correct in all material respects as though made on and as of the date hereof except (i) to the extent any such representation and warranty is expressly made as of a specific earlier date, in which case, such representation and warranty was true as of such date and (ii) to the extent that any such representation and warranty is expressly qualified by materiality or by reference to Material Adverse Effect, such representation and warranty (as so qualified) is true and correct in all respects, (b) no Default or Event of Default exist under the Loan Papers or will, after giving effect to this Seventh Amendment, exist under the Loan Papers and (c) no Material Adverse Change has occurred.

Section 7.                Miscellaneous.

7.1          Confirmation and Effect. The provisions of the Credit Agreement (as amended by this Seventh Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Seventh Amendment. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof’, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

7.2           Ratification and Affirmation of Credit Parties. Each of the Credit Parties hereby expressly (a) acknowledges the terms of this Seventh Amendment, (b) ratifies and affirms its obligations under the Facility Guaranty and the other Loan Papers to which it is a party, (c) acknowledges, renews and extends its continued liability under the Facility Guaranty and the other Loan Papers to which it is a party (in each case, as amended hereby), (d) agrees that its guarantee under the Facility Guaranty and the other Loan Papers (in each case, as amended hereby) to which it is a party remains in full force and effect with respect to the Obligations, as amended hereby, (e) represents and warrants that (i) the execution, delivery and performance of this Seventh Amendment has been duly authorized by all necessary corporate or company action of the Credit Parties, (ii) this Seventh Amendment constitutes a valid and binding agreement of the Credit Parties, and (iii) this Seventh Amendment is enforceable against each Credit Party in accordance with its terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar Laws affecting creditors’ rights generally, and (B) the availability of equitable remedies may be limited by equitable principles of general applicability, and (f) acknowledges and confirms that the amendments contemplated hereby shall not limit or impair any Liens securing the Obligations, each of which are hereby ratified, affirmed and extended to secure the Obligations after giving effect to this Seventh Amendment.

7.3          Counterparts. This Seventh Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Seventh Amendment by facsimile or electronic (e.g. pdf) transmission shall be effective as delivery of a manually executed original counterpart hereof.

7.4           No Oral Agreement. This written Seventh Amendment, the Credit Agreement and the other Loan Papers executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.

7.5           Governing Law. This Seventh Amendment (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of New York.

7.6           Payment of Expenses. Borrower agrees to pay or reimburse Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with this Seventh Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to Administrative Agent.

7.7          Severability. Any provision of this Seventh Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.8          Successors and Assigns. This Seventh Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7.9           Loan Paper. This Seventh Amendment shall constitute a “Loan Paper” for all purposes under the other Loan Papers.

7.10         Waiver of Jury Trial. Section 14.13 of the Credit Agreement is hereby incorporated by reference, mutatis mutandis.

7.11        Exiting Banks. By its execution of this Seventh Amendment, each Exiting Bank hereby (a) consents to this Seventh Amendment solely in its capacity as an Exiting Bank, and (b) acknowledges and agrees to Section 3 of this Seventh Amendment. Each of the parties hereto hereby agrees and confirms that from and after the Seventh Amendment Effective Date, (i) each Exiting Bank shall cease to be a party to the Credit Agreement, (ii) no Exiting Bank shall have any obligations or liabilities under the Credit Agreement and, without limiting the foregoing, no Exiting Bank shall have any Commitment under the Credit Agreement and (iii) no Exiting Bank shall have any rights under the Credit Agreement or any other Loan Paper (other than rights under the Credit Agreement expressly stated to survive the termination of such agreement and the repayment of amounts outstanding thereunder, including under Sections 2.1(b), 14.3(b) and 14.5 of the Credit Agreement).

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be duly executed effective as of the date first written above.

BORROWER:	LAREDO PETROLEUM, INC.

	By:	/s/ Bryan Lemmerman
	Name:	Bryan Lemmerman
	Title:	Senior Vice President and Chief Financial Officer

GUARANTORS:	LAREDO MIDSTREAM SERVICES, LLC

	By:	/s/ Bryan Lemmerman
	Name:	Bryan Lemmerman
	Title:	Senior Vice President and Chief Financial Officer

GARDEN CITY MINERALS, LLC

	By:	/s/ Bryan Lemmerman
	Name:	Bryan Lemmerman
	Title:	Senior Vice President and Chief Financial Officer

Signature Page To Seventh Amendment to

Fifth Amended And Restated Credit Agreement

WELLS FARGO BANK, N.A.,
as Administrative Agent and as a Bank

By:	/s/ Muhammad A. Dhamani
Name:	Muhammad A. Dhamani
Title:	Managing Director

Signature Page to Seventh Amendment to

Fifth Amended and Restated Credit Agreement

BANK OF AMERICA, N.A.,
as a Bank

By:	/s/ Ronald E. McKaig
Name:	Ronald E. McKaig
Title:	Managing Director

Signature Page to Seventh Amendment to

Fifth Amended and Restated Credit Agreement

CAPITAL ONE, NATIONAL ASSOCIATION, as a Bank

By:	/s/ Christopher Kuna
Name:	Christopher Kuna
Title:	Senior Director

Signature Page to Seventh Amendment to

Fifth Amended and Restated Credit Agreement

BBVA USA,
as a Bank

By:	/s/ Julia Barnhill
Name:	Julia Barnhill
Title:	Vice President

Signature Page to Seventh Amendment to

Fifth Amended and Restated Credit Agreement

COMERICA BANK,
as a Bank

By:	/s/ Garrett R. Merrell
Name:	Garrett R. Merrell
Title:	Senior Vice President

Signature Page to Seventh Amendment to

Fifth Amended and Restated Credit Agreement

TRUIST BANK, formerly known as BRANCH BANKING AND TRUST COMPANY, as a Bank

By:	/s/ James Giordano
Name:	James Giordano
Title:	Managing Director

Signature Page to Seventh Amendment to

Fifth Amended and Restated Credit Agreement

CITIBANK, N.A.,
as a Bank

By:	/s/ Jarrod Bourgeois
Name:	Jarrod Bourgeois
Title:	Director

Signature Page to Seventh Amendment to

Fifth Amended and Restated Credit Agreement

KEYBANK NATIONAL ASSOCIATION,
as a New Bank

By:	/s/ Benjamin Brollier
Name:	Benjamin Brollier
Title:	Vice President

Signature Page to Seventh Amendment to

Fifth Amended and Restated Credit Agreement

MIZUHO BANK, LTD.,
as a New Bank

By:	/s/ Edward Sacks
Name:	Edward Sacks
Title:	Authorized Signatory

Signature Page to Seventh Amendment to

Fifth Amended and Restated Credit Agreement

TEXAS CAPITAL BANK, N.A.,
as a New Bank

By:	/s/ Quinn Markham
Name:	Quinn Markham
Title:	Senior Vice President

Signature Page to Seventh Amendment to

Fifth Amended and Restated Credit Agreement

ZIONS BANCORPORATION, N.A. dba
AMEGY BANK
as a New Bank

By:	/s/ Matt Lang
Name:	Matt Lang
Title:	Vice President - Amegy Bank Division

Signature Page to Seventh Amendment to

Fifth Amended and Restated Credit Agreement

ABN AMRO Capital USA LLC,
as an Exiting Bank

By:	/s/ Darrell Holley
Name: Darrell Holley
Title: Managing Director

By:	/s/ Beth Johnson
Name: Beth Johnson
Title: Executive Director

Signature Page to Seventh Amendment to

Fifth Amended and Restated Credit Agreement

BARCLAYS BANK PLC,
as an Exiting Bank

By:	/s/ Christopher M. Aitkin
Name: Christopher M. Aitkin
Title: Vice President

Signature Page to Seventh Amendment to

Fifth Amended and Restated Credit Agreement

BMO HARRIS FINANCING, INC.,
as an Exiting Bank

By:	/s/ Hill Taylor
Name: Hill Taylor
Title: Vice President

Signature Page to Seventh Amendment to

Fifth Amended and Restated Credit Agreement

BOKF, NA dba BANK OF OKLAHOMA,
as an Exiting Bank

By:	/s/ Tyler Thalken
Name: Tyler Thalken
Title: Vice President

Signature Page to Seventh Amendment to

Fifth Amended and Restated Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as an Exiting Bank

By:	/s/ Nupur Kumar
Name: Nupur Kumar
Title: Authorized Signatory

By:	/s/ Dan Kogan
Name: Dan Kogan
Title: Authorized Signatory

Signature Page to Seventh Amendment to

Fifth Amended and Restated Credit Agreement

GOLDMAN SACHS BANK USA,
as an Exiting Bank

By:	/s/ Jacob Elder
Name: Jacob Elder
Title: Authorized Signatory

Signature Page to Seventh Amendment to

Fifth Amended and Restated Credit Agreement

SOCIETE GENERALE,
as an Exiting Bank

By:	/s/ Roberto Simon
Name: Roberto Simon
Title: Managing Director

Signature Page to Seventh Amendment to

Fifth Amended and Restated Credit Agreement

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH,
as an Exiting Bank

By:	/s/ Marc Graham
Name: Marc Graham
Title: Managing Director

Signature Page to Seventh Amendment to

Fifth Amended and Restated Credit Agreement

SCHEDULE 1

Bank	Maximum Credit Amount	Elected Commitment	Commitment Percentage
Wells Fargo Bank, N.A.	$248,275,862.07	$90,000,000.00	12.413793103%
Bank of America, N.A.	$226,206,896.54	$82,000,000.00	11.310344828%
BBVA USA	$190,344,827.59	$69,000,000.00	9.517241379%
Capital One, National Association	$190,344,827.59	$69,000,000.00	9.517241379%
Citibank, N.A.	$190,344,827.59	$69,000,000.00	9.517241379%
KeyBank National Association	$190,344,827.59	$69,000,000.00	9.517241379%
Mizuho Bank, Ltd.	$190,344,827.59	$69,000,000.00	9.517241379%
Texas Capital Bank, N.A.	$190,344,827.59	$69,000,000.00	9.517241379%
Truist Bank	$190,344,827.59	$69,000,000.00	9.517241379%
Comerica Bank	$96,551,724.13	$35,000,000.00	4.827586207%
Zions Bancorporation, N.A.	$96,551,724.13	$35,000,000.00	4.827586207%
Totals:	$2,000,000,000.00	$725,000,000.00	100.00%

Administrative Agent	Address for Notice
Wells Fargo Bank, N.A.

Credit Contact:

1000 Louisiana Street, Suite 1000

Houston, TX 77002

Attn:         Muhammad A. Dhamani

Tel:           512-294-1817

Email: Muhammad.Dhamani@wellsfargo.com

Primary Operations Contact:

1525 W WT Harris Blvd, 1st Floor

Charlotte, NC 28262-8522
MAC D1109-019
Attn: Agency Services

Tel:       704-590-2706

Fax:      704-590-2782

EXHIBIT M

FORM OF AVAILABLE FREE CASH FLOW CERTIFICATE

The undersigned hereby certifies on behalf of Laredo Petroleum, Inc., a Delaware corporation (the “Borrower”), that he/she is an Authorized Officer of the Borrower and that as such he/she is authorized to execute this certificate on behalf of the Borrower. With reference to that certain Fifth Amended and Restated Credit Agreement dated as of May 2, 2017 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”; each capitalized term used herein having the same meaning given to it in the Credit Agreement unless otherwise specified) among the Borrower, Wells Fargo Bank, N.A., as Administrative Agent for the Banks, and the Banks which are or become parties thereto, the undersigned certifies on behalf of the Borrower (and not individually) as follows:

(a)       Attached hereto as Schedule 1 are reasonably detailed calculations demonstrating that the amount of Free Cash Flow for the most recent four fiscal quarter period ended prior hereto for which the financial statements have been delivered or deemed delivered for the Borrower pursuant to Section 8.1 of the Credit Agreement, as applicable, is $[______________].

(b)       The amount of Available Free Cash Flow as of the date hereof is $[______________].

(c)       The amount of Available Free Cash Flow immediately after giving effect to [the Distributions permitted and made pursuant to Section 9.2(b)][the Redemptions permitted and made pursuant to Section 9.13(a)(i)] of the Credit Agreement on [__________], 20[__] is $[______________].

[Signature Page Follows]

EXECUTED AND DELIVERED as of the date first written above.

LAREDO PETROLEUM, INC.

By:
Name:
Title:

SCHEDULE 1

TO EXHIBIT M

FREE CASH FLOW CALCULATIONS

[Attached.]

ANNEX A

Amended Credit Agreement

[See Attached.]

Execution Version

ANNEX A TO ~~SIXTH~~SEVENTH AMENDMENT

FIFTH AMENDED AND RESTATED
CREDIT AGREEMENT

DATED AS OF
MAY 2, 2017

AMONG

LAREDO PETROLEUM, INC.,
AS BORROWER

THE FINANCIAL INSTITUTIONS LISTED ON SCHEDULE 1 HERETO,
AS BANKS,

WELLS FARGO BANK, N.A., AS ADMINISTRATIVE AGENT,

BANK OF AMERICA, N.A., ~~BMO HARRIS FINANCING, INC.~~ AS SYNDICATION
AGENT,

~~AND~~ BBVA USA, CAPITAL ONE, NATIONAL ASSOCIATION,

~~AS CO-SYNDICATION AGENTS,~~ CITIBANK, N.A., KEYBANK NATIONAL
ASSOCIATION, MIZUHO BANK, LTD.,
TEXAS CAPITAL BANK, N.A., ~~SOCIETE GENERALE~~ AND ~~THE~~TRUIST BANK ~~OF~~
~~NOVA SCOTIA~~,

AS CO-DOCUMENTATION AGENTS

AND

WELLS FARGO SECURITIES, LLC, ~~BMO CAPITAL MARKETS CORP~~BOFA
SECURITIES, INC.,

BBVA USA, CAPITAL ONE, NATIONAL ASSOCIATION ~~AND~~,
~~MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,~~CITIBANK, N.A.,
KEYBANK NATIONAL ASSOCIATION,
MIZUHO BANK, LTD., TEXAS CAPITAL BANK, N.A., AND TRUIST BANK,

AS JOINT LEAD ARRANGERS AND JOINT BOOKRUNNERS

TABLE OF CONTENTS

Page No.

ARTICLE I TERMS DEFINED	1

Section 1.1	Terms Defined Above	1
Section 1.2	Certain Defined Terms	1
Section 1.3	Accounting Terms and Determinations	~~36~~32
Section 1.4	Classification of Loans and Borrowings	~~37~~32
Section 1.5	Interpretation	~~37~~33
Section 1.6	Rates	~~37~~33
Section 1.7	Divisions	34

ARTICLE II THE CREDIT FACILITIES	~~38~~34

Section 2.1	Commitments	~~38~~34
Section 2.2	Method of Borrowing	~~42~~50
Section 2.3	Method of Requesting Letters of Credit	~~43~~51
Section 2.4	Notes	~~43~~51
Section 2.5	Interest Rates; Payments	~~44~~52
Section 2.6	Mandatory Prepayments	~~46~~54
Section 2.7	Voluntary Prepayments	~~46~~54
Section 2.8	Mandatory Termination of Commitments; Termination Date and Maturity	~~46~~54
Section 2.9	Voluntary Reduction of Aggregate Maximum Credit Amount	~~46~~54
Section 2.10	Application of Payments	~~47~~55
Section 2.11	Commitment Fee	~~47~~35
Section 2.12	Letter of Credit Fees and Letter of Credit Fronting Fees	~~47~~35
Section 2.13	Agency and Other Fees	~~47~~35
Section 2.14	Loans and Borrowings Under Existing Credit Agreement	~~47~~35
Section 2.15	Automatic Debt Issuance Borrowing Base Adjustments	~~48~~36
Section 2.16	Increases, Reductions and Terminations of Aggregate Elected Commitment Amount	~~48~~36

ARTICLE III GENERAL PROVISIONS	~~51~~59

Section 3.1	The Notes	~~51~~59
Section 3.2	General Provisions as to Payments	~~51~~59
Section 3.3	Funding Losses	~~53~~61
Section 3.4	Non-Receipt of Funds by Administrative Agent	~~53~~37
Section 3.5	Defaulting Banks	~~53~~37

i

ARTICLE IV BORROWING BASE	~~54~~62

Section 4.1	Reserve Reports; Proposed Borrowing Base	~~54~~38
Section 4.2	Periodic Determinations of the Borrowing Base; Procedures and Standards	~~54~~38
Section 4.3	Special Determination of Borrowing Base	~~55~~63
Section 4.4	Borrowing Base Deficiency	~~56~~64
Section 4.5	Initial Borrowing Base	~~56~~64
Section 4.6	Asset Disposition Adjustment	~~56~~65

ARTICLE V COLLATERAL AND GUARANTIES	~~57~~65

Section 5.1	Security	~~57~~65
Section 5.2	Title Information	~~58~~66
Section 5.3	Guarantees	~~58~~66
Section 5.4	Additional Guarantors	~~58~~67

ARTICLE VI CONDITIONS TO BORROWINGS	~~59~~67

Section 6.1	Conditions to Initial Borrowing and Participation in Letter of Credit Exposure	~~59~~67
Section 6.2	Conditions to each Borrowing and each Letter of Credit	~~62~~70
Section 6.3	Materiality of Conditions	~~62~~71

ARTICLE VII REPRESENTATIONS AND WARRANTIES	~~63~~71

Section 7.1	Existence and Power	~~63~~39
Section 7.2	Corporate, Limited Liability Company, Partnership and Governmental Authorization; Contravention	~~63~~39
Section 7.3	Binding Effect	~~63~~39
Section 7.4	Financial Information	~~63~~39
Section 7.5	Litigation	~~64~~72
Section 7.6	ERISA	~~64~~72
Section 7.7	Taxes and Filing of Tax Returns	~~64~~73
Section 7.8	Title to Properties; Liens	~~65~~73
Section 7.9	Mineral Interests	~~65~~73
Section 7.10	Business; Compliance	~~65~~73
Section 7.11	Licenses, Permits, Etc	~~65~~73
Section 7.12	Compliance with Law; Compliance with Anti-Corruption Laws and Sanctions	~~66~~74
Section 7.13	Ownership Interests	~~66~~74
Section 7.14	Full Disclosure	~~66~~74
Section 7.15	Organizational Structure; Nature of Business	~~67~~75
Section 7.16	Environmental Matters	~~67~~75
Section 7.17	Burdensome Obligations	~~67~~76
Section 7.18	Government Regulations	~~68~~76
Section 7.19	No Default	~~68~~76
Section 7.20	Gas Balancing Agreements and Advance Payment Contracts	~~68~~76
Section 7.21	Qualified ECP Guarantor	~~68~~76
Section 7.22	Solvency	~~68~~76

ARTICLE VIII AFFIRMATIVE COVENANTS	~~68~~76

Section 8.1	Information	~~68~~76
Section 8.2	Business of Credit Parties	~~71~~40
Section 8.3	Maintenance of Existence	~~72~~80
Section 8.4	Right of Inspection; Books and Records	~~72~~80
Section 8.5	Maintenance of Insurance	~~72~~80
Section 8.6	Payment of Obligations	~~73~~81
Section 8.7	Compliance with Laws and Documents	~~73~~81
Section 8.8	Operation of Properties and Equipment	~~73~~81
Section 8.9	Further Assurances	~~74~~82
Section 8.10	Environmental Law Compliance and Indemnity	~~74~~82
Section 8.11	Title Data	~~75~~83
Section 8.12	ERISA Reporting Requirements	~~75~~84
Section 8.13	Commodity Exchange Act Keepwell Provisions	~~75~~84
Section 8.14	EEA Financial Institutions	~~76~~41
Section 8.15	Accounts	~~76~~41

ARTICLE IX NEGATIVE COVENANTS	~~76~~41

Section 9.1	Debt	~~76~~41
Section 9.2	Restricted Payments	~~77~~42
Section 9.3	Liens; Negative Pledge	~~78~~86
Section 9.4	Consolidations and Mergers	~~78~~86
Section 9.5	Asset Dispositions	~~78~~86
Section 9.6	Use of Proceeds	~~79~~87
Section 9.7	Investments	~~79~~87
Section 9.8	Transactions with Affiliates	~~79~~87
Section 9.9	ERISA	~~79~~88
Section 9.10	Hedge Transactions	~~80~~88
Section 9.11	Operating Leases	~~81~~43
Section 9.12	Acquisition	~~81~~43
Section 9.13	Repayment of Senior Notes; Amendment to Terms of Senior Indenture	~~81~~43
Section 9.14	Non-Eligible Contract Participants	~~82~~44
Section 9.15	Legacy Asset Disposition Agreement	~~82~~44
Section 9.16	Sabalo Acquisition Agreement	~~82~~44

ARTICLE X FINANCIAL COVENANTS	~~82~~44

Section 10.1	Financial Covenants	~~82~~44

ARTICLE XI DEFAULTS	~~82~~45

Section 11.1	Events of Default	~~82~~45
Section 11.2	Credit Bidding	46

ARTICLE XII AGENTS	~~85~~94

Section 12.1	Appointment and Authorization of Administrative Agent; Secured Hedge Transactions	~~85~~94
Section 12.2	Delegation of Duties	~~85~~94
Section 12.3	Default; Collateral	~~85~~95
Section 12.4	Liability of Administrative Agent	~~87~~97
Section 12.5	Reliance by Administrative Agent	~~88~~97
Section 12.6	Notice of Default	~~88~~98
Section 12.7	Credit Decision; Disclosure of Information by Administrative Agent	~~89~~98
Section 12.8	Indemnification of Agents	~~89~~99
Section 12.9	Administrative Agent in its Individual Capacity	~~90~~99
Section 12.10	Successor Administrative Agent and Letter of Credit Issuer	~~90~~99
Section 12.11	Syndication Agent; Other Agents; Arrangers	~~91~~100
Section 12.12	Administrative Agent May File Proof of Claim	~~91~~100
Section 12.13	Secured Hedge Transactions	~~92~~47
Section 12.14	Erroneous Payment	~~92~~47
Section 12.15	Certain ERISA Matters	49

ARTICLE XIII PROTECTION OF YIELD; CHANGE IN LAWS	~~93~~50

Section 13.1	~~Basis for Determining~~Alternate Rate of Interest ~~Rate Applicable to Eurodollar Tranches Inadequate~~	~~93~~50
Section 13.2	Illegality of Eurodollar Tranches	~~94~~53
Section 13.3	Increased Cost of Eurodollar Tranche	~~95~~108
Section 13.4	Adjusted Base Rate Tranche Substituted for Affected Eurodollar Tranche	~~96~~109
Section 13.5	Capital Adequacy	~~96~~109
Section 13.6	Taxes	~~98~~110
Section 13.7	Discretion of Banks as to Manner of Funding	~~100~~113
Section 13.8	Replacement of Banks	~~101~~113

ARTICLE XIV MISCELLANEOUS	~~101~~114

Section 14.1	Notices; Effectiveness; Electronic Communications	~~101~~114
Section 14.2	Waivers and Amendments; Acknowledgments	~~103~~116
Section 14.3	Expenses; Documentary Taxes; Indemnification	~~105~~55
Section 14.4	Right and Sharing of Set-Offs	~~106~~119
Section 14.5	Survival	~~106~~119
Section 14.6	Limitation on Interest	~~107~~120
Section 14.7	Invalid Provisions	~~107~~120
Section 14.8	Successors and Assigns	~~108~~121
Section 14.9	Applicable Law and Jurisdiction	~~110~~123
Section 14.10	Counterparts; Effectiveness	~~110~~123
Section 14.11	No Third Party Beneficiaries	~~110~~123
Section 14.12	COMPLETE AGREEMENT	~~110~~123
Section 14.13	WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC	~~111~~124
Section 14.14	Confidential Information	~~111~~124
Section 14.15	No Advisory or Fiduciary Responsibility	~~112~~125
Section 14.16	USA Patriot Act Notice	~~113~~126
Section 14.17	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~113~~126
Section 14.18	~~Exiting Banks~~[Reserved]	~~113~~56
Section 14.19	Acknowledgement Regarding Any Supported QFC	~~114~~56
Section 14.20	Counterparts; Effectiveness; Electronic Execution	~~114~~127

EXHIBITS

Exhibit A	—	Form of Note

Exhibit B	—	Form of Request for Borrowing

Exhibit C	—	Form of Request for Letter of Credit

Exhibit D	—	Form of Rollover Notice

Exhibit E	—	Form of Certificate of Ownership Interests

Exhibit F	—	Form of Financial Officer’s Compliance Certificate

Exhibit G	—	Form of Assignment and Assumption Agreement

Exhibit H	—	Form of Security Agreement

Exhibit I	—	Form of Facility Guaranty

Exhibit J	—	Form of Elected Commitment Increase Certificate

Exhibit K	—	Form of Additional Bank Certificate

Exhibit L-1	—	Form of U.S. Tax Compliance Certificate

Exhibit L-2	—	Form of U.S. Tax Compliance Certificate

Exhibit L-3	—	Form of U.S. Tax Compliance Certificate

Exhibit L-4	—	Form of U.S. Tax Compliance Certificate

Exhibit M	—	Form of Available Free Cash Flow Certificate

SCHEDULES

~~Schedule 1~~Schedule 1	—	Banks

~~Schedule 2~~Schedule 2	—	Litigation

~~Schedule 3~~Schedule 3	—	Organizational

~~Schedule 4~~Schedule 4	—	Existing Letters of Credit

v

purchaser to take delivery of such production in lieu of payment, and, in either of the foregoing instances, the Advance Payment is, or is to be, applied as payment in full for such production when sold and delivered or is, or is to be, applied as payment for a portion only of the purchase price thereof or of a percentage or share of such production; provided that inclusion of the standard “take or pay” provision in any gas sales or purchase contract or any other similar contract shall not, in and of itself, constitute such contract as an Advance Payment Contract for the purposes hereof.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, as to any Person, any Subsidiary of such Person, or any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, “control” (including with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests, or by contract or otherwise.

“Agent Parties” has the meaning set forth in Section 14.1(c).

“Agents” means Administrative Agent and any other agent appointed under this Agreement.

“Aggregate Elected Commitment Amount” at any time shall equal the sum of the Elected Commitments, as the same may be terminated, reduced or increased from time to time in accordance with the terms hereof. As of the Fourth Amendment Effective Date, the Aggregate Elected Commitment Amount is $725,000,000.

“Aggregate Maximum Credit Amount” at any time shall equal the sum of the Maximum Credit Amounts, as the same may be increased, reduced or terminated from time to time in accordance with the terms hereof.

“Agreement” means this Fifth Amended and Restated Credit Agreement, including the Schedules and Exhibits hereto, and as the same may from time to time be amended, modified, supplemented or restated.

“Amount of Capped Distributions, Investments and Redemptions” means, as of any time, the amount of Capped Distributions, Investments and Redemptions through and including such time; provided that, the amount of Permitted Investments described in subclause (l)(ii) of the definition thereof and made pursuant to Section 9.7 shall be determined as of the date such Investment is made.

“Announcements” has the meaning assigned to such term in Section 1.6.

“Annualized EBITDAX” means, for the purposes of calculating the financial ratio set forth in Section 10.1(b) for (a) each Rolling Period ending on or prior to September 30, 2017 and (b) solely to the extent the Sabalo Acquisition Closing Date occurs prior to August 1, 2021, each of the Rolling Periods ending on September 30, 2021, December 31, 2021 and March 31, 2022, Revolving Credit to the then effective Borrowing Base, on such date, in accordance with the table below:

Pricing Level	Ratio of Outstanding Revolving Credit to Borrowing Base	Applicable Margin for Eurodollar Tranches	Applicable Margin for Adjusted Base Rate Tranches
I	≥90%	~~3.250~~3.500%	~~2.250~~2.500%
II	≥75% but<90%	~~3.000~~3.250%	~~2.000~~2.250%
III	≥50% but <75%	~~2.750~~3.000%	~~1.750~~2.000%
IV	≥25% but <50%	~~2.500~~2.750%	~~1.500~~1.750%
V	<25%	~~2.250~~2.500%	~~1.250~~1.500%

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; provided that, if at any time Borrower fails to deliver a Reserve Report pursuant to Section 4.1, then the “Applicable Margin” means the rate per annum set forth on the grid at Pricing Level I.

“Approved Petroleum Engineer” means Ryder Scott Company, L.P. or another reputable firm of independent petroleum engineers as shall be selected by Borrower and approved by Required Banks, such approval not to be unreasonably withheld.

“Arrangers” means, collectively, Wells Fargo Securities, LLC, ~~BMO Capital Markets Corp.~~BBVA USA, Capital One, National Association, ~~and Merrill Lynch, Pierce, Fenner & Smith Incorporated~~Citibank, N.A., KeyBank National Association, Mizuho Bank, Ltd., Texas Capital Bank, N.A., and Truist Bank, and BofA Securities, Inc. (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s, or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), in their capacities as joint lead arrangers and joint bookrunners and “Arranger” means any of them individually.

“Asset Disposition” means the sale, assignment, lease, license, transfer, exchange or other disposition by any Credit Party of all or any portion of its right, title and interest in any Borrowing Base Property or the termination (other than at its scheduled maturity) or monetization by any Credit Party of any Borrowing Base Hedge.

“Assignee” has the meaning given such term in Section 14.8(d).

“Assignment and Assumption Agreement” has the meaning given such term in Section 14.8(d).

“Authorized Officer” means, as to any Person, its Chairman, Chief Executive Officer, Chief Financial Officer, Vice-Chairman, President, Executive Vice President(s), Senior Vice President(s) or Vice President duly authorized to act on behalf of such Person.

“Available Amount” means, at any time, the sum of (without duplication): (a) $50,000,000, less (b) the sum of, if positive, (i) the aggregate amount of all Redemptions permitted and made pursuant to Section 9.13(a)(i), minus (ii) the net cash proceeds received by the Borrower in connection with the issuance of common equity in the Borrower after the Seventh Amendment Effective Date.

“Available Free Cash Flow” means, as of any time, the sum of (a) Free Cash Flow for the most recent four fiscal quarter period ended prior thereto for which the financial statements have been delivered or deemed delivered pursuant to Section 8.1, minus (b) the aggregate amount of all Distributions permitted and made pursuant to Section 9.2(b) during such four fiscal quarter period, minus (c) the aggregate amount of all Redemptions permitted and made pursuant to Section 9.13(a)(i) during such four fiscal quarter period.

“Available Tenor” means, as of any date of determination and with respect to any then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark or (b) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 13.1(c)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule) and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank” means (a) any financial institution listed on Schedule 1 hereto as having a Commitment and (b) any Person that shall have become a party to this Agreement as an Additional Bank pursuant to Section 2.16, and in each case such Bank’s successors and assigns, and “Banks” shall mean all Banks.

“Bank Products” means any of the following bank services: (a) commercial credit cards, (b) stored value cards, and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Bank Products Provider” means any Bank or Affiliate of a Bank that provides Bank Products to any Credit Party.

“Bankruptcy Code” means the United States Bankruptcy Code, Title 11 of the United States Code, as amended.

“Base Rate” means the fluctuating rate of interest in effect for such day as publicly announced from time to time by Wells Fargo Bank, N.A. as its “prime rate.” The “prime rate” is a rate set by Wells Fargo Bank, N.A. based upon various factors including Wells Fargo Bank, N.A.’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Wells Fargo Bank, N.A. shall take effect at the opening of business on the day specified in the public announcement of such change.

“Benchmark” means, initially, USD LIBOR; provided that if a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to USD LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 13.1(c)(i).

“Benchmark Replacement” means, for any Available Tenor:

(a)       with respect to any Benchmark Transition Event or Early Opt-in Election, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(i)       the sum of: (A) Term SOFR and (B) the related Benchmark Replacement Adjustment;

(ii)       the sum of: (A) Daily Simple SOFR and (B) the related Benchmark Replacement Adjustment;

(iii)       the sum of: (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for such Benchmark for the applicable Corresponding Tenor giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the currency applicable to such Benchmark at such time and (B) the related Benchmark Replacement Adjustment;

(b)       with respect to any Term SOFR Transition Event, the sum of (i) Term SOFR and (ii) the related Benchmark Replacement Adjustment; or

(c)       with respect to any Other Benchmark Rate Election, the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment;

provided, that, (I) in the case of clause (a)(i) above, if the Administrative Agent decides that Term SOFR is not administratively feasible for the Administrative Agent, then Term SOFR will be deemed unable to be determined for purposes of this definition and (II) in the case of clause (a)(i) or clause (b) above, the applicable Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (a)(i), (a)(ii) or (a)(iii), clause (b) or clause (c) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Papers.

“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(a)       for purposes of clause (a)(i) and clause (b) of the definition of “Benchmark Replacement”, an amount equal to (i) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, (ii) 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration and (iii) 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration;

(b)       for purposes of clause (a)(ii) of the definition of “Benchmark Replacement”, an amount equal to 0.11448% (11.448 basis points);

(c)       for purposes of clause (a)(iii) of the definition of “Benchmark Replacement”, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities; and

(d)       for purposes of clause (c) of the definition of “Benchmark Replacement”, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Adjusted Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Papers).

“Benchmark Replacement Date” means, with respect to any then-current Benchmark, the earliest to occur of the following events with respect to such Benchmark:

(a)       in the case of clauses (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(b)       in the case of clause (c) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein;

(c)       in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the Administrative Agent has provided the Term SOFR Notice to the Banks and the Borrower pursuant to Section 13.1(c)(i)(B); or

(d)       in the case of an Early Opt-in Election or an Other Benchmark Rate Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Banks, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Banks, written notice of objection to such Early Opt-in Election or Other Benchmark Rate Election, as applicable, from Banks comprising the Required Banks.

For the avoidance of doubt, (x) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (y) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clauses (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any then-current Benchmark, the occurrence of one or more of the following events with respect to such Benchmark:

(a)       a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)       a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, the central bank for the currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)       a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clauses (a) or (b) of the definition thereof has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Paper in accordance with Section 13.1(c) and (b) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Paper in accordance with Section 13.1(c).

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Benefitting Guarantor” means a Guarantor for which funds or other support are required for such Guarantor to constitute an Eligible Contract Participant.

“BHC Act Affiliate” means, as to any Person, an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Borrower” has the meaning set forth in the initial paragraph hereof.

“Borrower Materials” has the meaning set forth in Section 8.1.

“Borrowing” means any disbursement to Borrower under, or to satisfy the obligations of any Credit Party under, any of the Loan Papers.

“Borrowing Base” means, at any time, an amount determined in accordance with Article IV. As of the Fourth Amendment Effective Date, the Borrowing Base is $725,000,000.

other than the Permitted Holders, of Equity representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity of Borrower or (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of Borrower by Persons who were not (i) on the board of directors on the Effective Date, (ii) nominated by the board of directors of Borrower, or (iii) appointed by directors a majority of whom were on the board of directors on the Effective Date or so nominated.

“Closing Date” means May 2, 2017.

“Closing Transactions” means the transactions to occur on or prior to the Effective Date pursuant to this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment” means, with respect to any Bank, the commitment of such Bank to make Loans and to acquire participations in Letters of Credit hereunder, as such amount may be terminated, reduced or increased from time to time in accordance with the provisions hereof. The amount representing each Bank’s Commitment shall at any time be the least of (a) such Bank’s Maximum Credit Amount, (b) such Bank’s Commitment Percentage of the then effective Borrowing Base and (c) such Bank’s Elected Commitment.

“Commitment Fee Percentage” means, on any date, the percentage determined pursuant to the table below based on the ratio of the Outstanding Revolving Credit on such date to the then effective Borrowing Base on such date:

Pricing Level	Ratio of Outstanding Revolving Credit to Borrowing Base	Commitment Fee Percentage
I	≥90%	0.500%
II	≥75% but <90%	0.500%
III	≥50% but <75%	0.500%
IV	≥25% but <50%	~~0.375~~0.500%
V	<25%	~~0.375~~0.500%

“Commitment Percentage” means, with respect to any Bank at any time, the percentage of the Aggregate Elected Commitment Amount represented by such Bank’s Elected Commitment, as such percentage may be modified from time to time pursuant to Section 2.16(e) or otherwise hereunder.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Consolidated Cash Balance” means the aggregate amount of (a) cash, (b) Cash Equivalents and (c) any other marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds and commercial paper, in each case, held or owned by (either directly or indirectly), credited to the account of or that would otherwise be required to be reflected as an asset on a balance sheet prepared in accordance with GAAP, in each case of Borrower or any of its Subsidiaries; provided that the Consolidated Cash Balance shall exclude, without duplication, any cash or Cash Equivalents (v) for which Borrower or any of its Subsidiaries have, in the ordinary course of business, issued checks or initiated wires or ACH transfers in order to utilize such cash or Cash Equivalents, (w) allocated for, reserved or otherwise set aside to pay royalty obligations, working interest obligations, vendor payments, suspense payments, similar payments as are customary in the oil and gas industry, severance and ad valorem taxes, payroll, payroll taxes, other taxes, and employee wage and benefit payment obligations of the Borrower or any Restricted Subsidiary, in each case, due and owing on or before the last Business Day of the then next occurring calendar week, (x) constituting pledges and/or deposits securing or in respect of (or allocated for, reserved or otherwise set aside to pay the purchase price and related obligations under) binding and enforceable purchase and sale agreements with any Persons who are not Affiliates of the Credit Parties, in each case to the extent permitted by this Agreement, (y) posted as collateral to secure obligations to any Letter of Credit Issuer, or (z) subject to a Lien pursuant to clause (i) or clause (k) of the definition of Permitted Encumbrances.

“Consolidated Current Assets” means, for any Person at any time, the sum of (a) the current assets of such Person and its Consolidated Subsidiaries at such time, plus (b) in the case of Borrower, the Revolving Availability at such time. For purposes of this definition, any non-cash assets resulting from the requirements of ASC 815 for any period of determination shall be excluded from the determination of current assets of such Person and its Consolidated Subsidiaries.

“Consolidated Current Liabilities” means, for any Person at any time, the current liabilities of such Person and its Consolidated Subsidiaries at such time. For purposes of this definition, any non-cash liabilities resulting from the requirements of ASC 815 for any period of determination shall be excluded from the determination of current liabilities of such Person and its Consolidated Subsidiaries.

“Consolidated EBITDAX” means, for any Person for any period, the Consolidated Net Income of such Person for such period, (a) plus each of the following, to the extent deducted in determining Consolidated Net Income without duplication, determined for such Person and its Consolidated Subsidiaries on a consolidated basis for such period: (i) any provision for (or less any benefit from) income or franchise Taxes; (ii) interest expense (as determined under GAAP as in effect as of December 31, 2016), (iii) depreciation, depletion and amortization expense; (iv) exploration expenses; and (v) other non-cash charges to the extent not already included in the foregoing clauses (ii), (iii) or (iv), (b) plus the aggregate Specified EBITDAX Adjustments during such period; provided that the aggregate Specified EBITDAX Adjustments shall not exceed fifteen percent (15%) of the Consolidated EBITDAX for such period prior to giving effect to any Specified EBITDAX Adjustments for such period, and (c) minus all non-cash income to the extent included in determining Consolidated Net Income. For the purposes of calculating Consolidated EBITDAX for any Rolling Period in connection with any determination of the financial ratio contained in Section 10.1(b), if during such Rolling Period, Borrower or any Consolidated ~~Restricted~~ Subsidiary shall have made a Material Disposition or Material Acquisition, the Consolidated EBITDAX for such Rolling Period shall be calculated after giving pro forma effect thereto as if such Material Disposition or Material Acquisition, as applicable, occurred on the first day of such Rolling Period.

“Consolidated Net Income” means, for any Person as of any period, the net income (or loss) of such Person and its Consolidated Subsidiaries for such period determined in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the income of any other Person (other than its Consolidated Subsidiaries) in which such Person or any of its Subsidiaries has an ownership interest, unless received by such Person or its Consolidated Subsidiaries in a cash distribution (provided that this clause (a) shall not prohibit any Specified EBITDAX Adjustment from being added to Consolidated Net Income in accordance with the definition of Consolidated EBITDAX); (b) any after-tax gains attributable to asset dispositions; (c) to the extent not included in clauses 0 and 0 above, any after-tax (i) extraordinary gains (net of extraordinary losses), or (ii) non-cash nonrecurring gains; and (d) non-cash or nonrecurring charges to the extent not already included in clauses (a), (b), or (c) of this definition.

~~“Consolidated Senior Secured Leverage Ratio” means, as of any date of calculation, the ratio of (a) Senior Secured Debt of Borrower and its Subsidiaries as of such date to (b) Consolidated EBITDAX (or, in the case of the Fiscal Quarters ending (i) on or prior to September 30, 2017 and (ii) solely to the extent the Sabalo Acquisition Closing Date occurs prior to August 1, 2021, on September 30, 2021, December 31, 2021 and March 31, 2022, Annualized EBITDAX) for the Rolling Period most recently ended for which financial statements have been received pursuant to Section 8.1.~~

“Consolidated Subsidiary” or “Consolidated Subsidiaries” means, for any Person, at any time, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements as of such time.

“Consolidated Total Leverage Ratio” means, as of any date of calculation, with respect to Section 10.1(b), the ratio of (a) (i) if there are no Loans outstanding on such date, Net Debt of Borrower and its Subsidiaries as of such day, or (ii) if there are Loans outstanding on such date, Total Debt of Borrower and its Subsidiaries as of such date minus unrestricted and unencumbered cash and Cash Equivalents on such date up to $50,000,000 to (b) Consolidated EBITDAX (or, in the case of the Fiscal Quarters ending (i) on or prior to September 30, 2017 and (ii) solely to the extent the Sabalo Acquisition Closing Date occurs prior to August 1, 2021, on September 30, 2021, December 31, 2021 and March 31, 2022, Annualized EBITDAX) for the Rolling Period ending on such date.

“Conversion Date” has the meaning set forth in Section 2.5(c).

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

~~“Conversion Date” has the meaning set forth in Section 2.5(c).~~

“Credit Parties” means, collectively, Borrower and each direct or indirect Subsidiary of Borrower, and “Credit Party” means any one of the foregoing.

“Current Financials” means (a) the most recent annual audited consolidated balance sheet of Borrower and the related consolidated statements of operations and cash flow delivered to Banks hereunder, and (b) the most recent quarterly unaudited consolidated balance sheet of Borrower and the related consolidated statements of operations and cash flow delivered to Banks hereunder.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debt” of any Person means, without duplication: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all other indebtedness (including obligations under Capital Leases, other than Capital Leases which are usual and customary oil and gas leases) of such Person on which interest charges are customarily paid or accrued, (d) all Guarantees by such Person, (e) the unfunded or unreimbursed portion of all letters of credit issued for the account of such Person, (f) any amount owed by such Person representing the deferred purchase price for property or services acquired by such Person other than trade payables incurred in the ordinary course of business which are not more than ninety (90) days past the invoice date, (g) all obligations of such Person secured by a Lien (other than a Permitted Encumbrance) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (h) all liability of such Person as a general partner of a partnership for obligations of such partnership of the nature described in 0 through 0 preceding. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP. Notwithstanding anything to the contrary, neither direct nor indirect obligations of a Person in respect of Hedge Transactions shall constitute Debt.

“Debt Issuance Date” means any date on which a Credit Party issues Senior Notes.

“Debtor Relief Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” means a rate per annum during the period commencing on the due date until such amount is paid in full equal to the sum of (a) two percent (2%), plus (b) the Adjusted Base Rate plus the Applicable Margin then in effect for Adjusted Base Rate Borrowings (provided that, if such amount in default is principal of a Borrowing subject to a Eurodollar Tranche and the due date is a day other than the last day of an Interest Period therefor, the “Default Rate” for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period therefor, (i) two percent (2%), plus (ii) the Applicable Margin then in effect for Eurodollar Borrowings, plus (iii) the LIBOR Rate for such Borrowing for such Interest Period as provided in Section 2.5, and thereafter, the rate provided for above in this definition).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Bank” means any Bank that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder; (b) has notified Borrower or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit; (c) has failed, within three (3) Business Days after request by the Administrative Agent or a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Bank that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement; provided that such Bank shall cease to be a Defaulting Bank pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent; or (d) has (or whose bank holding company (or any other Person controlling such Bank) has) (i) become the subject of a proceeding under any Debtor Relief Law, (ii) been placed into receivership, conservatorship or bankruptcy or (iii) become the subject of a Bail-in Action; provided that a Bank shall not become a Defaulting Bank solely as a result of the acquisition or maintenance of an ownership interest in such Bank or Person controlling such Bank or the exercise of control (other than through the appointment of a conservator or receiver) over a Bank or Person controlling such Bank by a Governmental Authority or an instrumentality thereof, so long as such ownership interest does not result in or provide such Bank with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Bank (or such Governmental Authority) to modify, reject, repudiate, disavow or disaffirm any contracts or agreements made with such Bank. For purposes of this definition, “control” (including with correlative meaning “controlling”) shall have the meaning given to such term in the definition of Affiliate; provided, further, that the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator with respect to a Bank or any Person controlling such Bank under the Dutch Financial Supervision Act 2007 (as amended from time to time and including any successor legislation) shall not be deemed to result in an event described in (d) hereof so long as such appointment does not result in or provide such Bank with immunity from the jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets or permit such Bank (or such administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official or Governmental Authority) to modify, reject, repudiate, disavow or disaffirm any contracts or agreements made with such Bank.

“Determination” means any Periodic Determination or Special Determination (including any Determination pursuant to Section 4.6).

“Determination Date” means (a) each May 1 and November 1, commencing November 1, 2017, and (b) with respect to any Special Determination, the first day of the first month which is not less than 30 days following the date of a request for a Special Determination. The Effective Date shall also constitute a Determination Date for purposes of this Agreement.

“Distribution” by any Person, means (a) with respect to any stock issued by such Person or any partnership, joint venture, limited liability company, membership or other equity ownership interest of such Person, the retirement, redemption, purchase, or other acquisition for value of any such stock, partnership, joint venture, limited liability company, membership or other equity ownership interest, (b) the declaration or payment of any dividend or other distribution on or with respect to any stock, partnership, joint venture, limited liability company, membership or other equity ownership interest of any Person, and (c) any other payment by such Person with respect to such stock, partnership, joint venture, limited liability company, membership or other equity ownership interest.

“Documentary Taxes” means any and all present or future stamp or documentary taxes or any other excise or Property taxes, charges or similar levies arising from any payment made by Borrower or any guarantor hereunder or from the execution, delivery or enforcement of this Agreement or any other Loan Paper.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Lending Office” means, as to each Bank, its office identified in such Bank’s Administrative Questionnaire as its Domestic Lending Office or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to Borrower and Administrative Agent.

“Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of:

(a)       a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(b)       the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Banks.

“EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval computer system for the receipt, acceptance, review and dissemination of documents submitted to the SEC in electronic format.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with Borrower or any Credit Party would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

“Erroneous Payment” has the meaning assigned thereto in Section 12.14(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to such term in Section 12.14(d).

“Erroneous Payment Impacted Class” has the meaning assigned to such term in Section 12.14(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to such term in Section 12.14(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to the fact that such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBOR Rate.

“Eurodollar Borrowing” means any Borrowing which will constitute a Eurodollar Tranche.

“Eurodollar Business Day” means any Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

“Eurodollar Lending Office” means, as to each Bank, its office, branch or Affiliate located at its address identified in such Bank’s Administrative Questionnaire as its Eurodollar Lending Office or such other office, branch or Affiliate of such Bank as it may hereafter designate as its Eurodollar Lending Office by notice to Borrower and Administrative Agent.

“Eurodollar Reserve Percentage” means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York, New York in respect of “Eurocurrency liabilities” (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Tranches is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

“Eurodollar Tranche” means, with respect to any Interest Period, any portion of the principal amount outstanding under the Loans which bears interest at a rate computed by reference to the Adjusted LIBOR Rate for such Interest Period.

“Event of Default” has the meaning set forth in Section 11.1.

“Excluded Account” means any deposit account, securities account or commodities account of a Credit Party holding amounts to be used exclusively for funding accrued payroll, payroll taxes, withheld income taxes and other wage and benefit payments in respect of or for the benefit of employees, officers and directors of the Credit Parties.

“Excluded Swap Obligation” means, with respect to any Credit Party individually determined on a Credit Party by Credit Party basis, any Obligations or other obligation in respect of any Hedge Transaction if, and solely to the extent that, all or a portion of the guarantee of such Credit Party of, or the grant by such Credit Party of a security interest or other Lien to secure, such Obligations or other obligation in respect of such Hedge Transaction (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an Eligible Contract Participant at the time such guarantee or grant of a security interest or other Lien is entered into or otherwise becomes effective with respect to, or any other time such Credit Party is by virtue of such guarantee or grant of security interest or other Lien otherwise deemed to enter into, such Obligations or other obligation in respect of such Hedge Transaction (or guarantee thereof). If such an obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such obligation that is attributable to swaps the guarantee or grant of security interest or other Lien for which (or for any guarantee of which) so is or becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent, any Bank, any Assignee or any other recipient of any payment to be made by or on account of any obligation of Borrower or any guarantor hereunder or under any other Loan Papers, (a) taxes imposed on (or measured by) its net income, and franchise taxes (including the Texas Margin Tax) imposed on it (in lieu of net income taxes), in each case by the United States of America or such other jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Bank, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which Borrower or any guarantor is located, (c) in the case of a Bank, any U.S. federal withholding tax imposed on amounts payable to or for the account of such Bank with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) such Bank acquires such interest in the Loan or Commitment or (ii) such Bank changes its Lending Office, except in each case to the extent that, pursuant to Section 13.6, amounts with respect to such Taxes were payable either to such Bank’s assignor immediately before such Bank became a party hereto or to such Bank immediately before it changed its Lending Office, (d) taxes attributable to such Bank’s or Letter of Credit Issuer’s failure to comply with Section 13.6(d) and (e) any U.S. federal withholding taxes imposed under FATCA.

“Exhibit” refers to an exhibit attached to this Agreement and incorporated herein by reference, unless specifically provided otherwise.

“Existing Banks” has the meaning as set forth in the Recitals hereto.

“Existing Credit Agreement” has the meaning set forth in the Recitals hereto.

“Existing Letters of Credit” means the letters of credit listed on Schedule 4.

~~“Exiting Bank” has the meaning set forth in Section 14.18.~~

“Facility Guaranty” means the Fifth Amended and Restated Guaranty substantially in the form of Exhibit I attached hereto to be executed by each existing and future Subsidiary of Borrower in favor of the Secured Parties, pursuant to which each such Subsidiary guarantees payment and performance in full of the Obligations, and each joinder or supplement thereto now or hereafter executed.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement and any regulations thereunder or official interpretations thereof.

“FCA” has the meaning assigned to such term in Section 1.6.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FDIC” means the Federal Deposit Insurance Corporation of the United States of America or any successor Governmental Authority.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Administrative Agent on such day on such transactions as determined by Administrative Agent.

“Fee Letter” means, collectively, (a) the letter agreement dated as of April 26, 2017 between Borrower and Wells Fargo Bank, N.A., and (b) any other letter agreements entered into from time to time between Borrower, the Administrative Agent and/or Wells Fargo Securities, LLC providing for the payment of fees to the Administrative Agent, Wells Fargo Bank, N.A. and/or Wells Fargo Securities, LLC in connection with this Agreement or any transactions contemplated hereby.

“Fifth Amendment Effective Date” means October 22, 2020.

“First Measurement Period” has the meaning given to such term in Section 9.10.

“Fiscal Quarter” means the three-month periods ending March 31, June 30, September 30 or December 31 of each Fiscal Year.

“Fiscal Year” means a twelve-month period ending December 31.

“Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC § 4001, et seq.), as the same may be amended or recodified from time to time, and (d) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

“Floor” means, with respect to any Benchmark, the benchmark rate floor, if any, provided in this Agreement (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise, as applicable) with respect to such Benchmark.

“Foreign Bank” means a Bank that is not a U.S. Person.

“Fourth Amendment Effective Date” means April 30, 2020.

“Free Cash Flow” means, as of any date of determination, Consolidated EBITDAX minus the sum for such fiscal period of (without duplication) (a) consolidated interest expense (paid and capitalized) of Borrower and its Consolidated Subsidiaries, plus (b) any capital expenditures made by Borrower and its Consolidated Subsidiaries, plus (c) income and franchise taxes plus (d) to the extent actually acquired with or paid for in cash, any Permitted Investments (other than Cash Equivalents) made by Borrower and its Consolidated Subsidiaries pursuant to Section 9.7, plus (e) to the extent actually paid in cash, any mandatory repayments of Debt made during such period, plus (f) exploration expenses, including plugging and abandonment expenses.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.3.

“Gas Balancing Agreement” means any agreement or arrangement whereby any Credit Party, or any other party having an interest in any Hydrocarbons to be produced from Mineral Interests in which any Credit Party owns an interest, has a right to take more than its proportionate share of production therefrom.

“Governmental Authority” means any court or governmental department, commission, board, bureau, agency or instrumentality of any nation or of any province, state, commonwealth, nation, territory, possession, county, parish or municipality, whether now or hereafter constituted or existing (including any central bank or any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions, by “comfort letter” or other similar undertaking of support or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” means Laredo Midstream Services, LLC, a Delaware limited liability company, Garden City Minerals, LLC, a Delaware limited liability company, and each other existing and future Subsidiary of Borrower.

“Hazardous Discharge” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping of any Hazardous Substance from or onto any real property owned, leased or operated at any time by any Credit Party or any real property owned, leased or operated by any other party.

“Hazardous Substance” means any pollutant, toxic substance, hazardous waste, compound, element or chemical that is defined as hazardous, toxic, noxious, dangerous or infectious pursuant to any Applicable Environmental Law or which is otherwise regulated by any Applicable Environmental Law.

“Hedge Agreement” means, collectively, any agreement, instrument, arrangement or schedule or supplement thereto evidencing any Hedge Transaction.

“Hedge Transaction” means any commodity, interest rate, currency or other swap, option, collar, futures contract or other contract pursuant to which a Person hedges risks or manages costs related to commodity prices, interest rates, currency exchange rates, securities prices or financial market conditions (including any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act; provided, that for purposes of Sections 8.1(c), 8.1(q), and 9.10, “Hedge Transactions” shall refer to the underlying agreement and not include any separate guaranty or separate document granting a security interest or other Lien in respect of the obligations under such underlying agreement). Hedge Transactions expressly include Oil and Gas Hedge Transactions.

“Hedge Transaction Letters of Credit” means Letters of Credit issued to secure Borrower’s obligations to counterparties under Oil and Gas Hedge Transactions.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasolines, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith, and all products, by-products and all other substances derived therefrom or the processing thereof, and all other minerals and substances produced in conjunction with such substances, including sulphur, geothermal steam, water, carbon dioxide, helium, and any other minerals, ores, or substances of value, and the products and proceeds therefrom.

“IBA” has the meaning assigned to such term in Section 1.6.

“Increasing Bank” has the meaning given such term in Section 2.16(a).

“Indemnified Entity” has the meaning assigned to such term in Section 14.3(b).

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Initial Borrowing Base” means a Borrowing Base in the amount of $1,000,000,000, which shall be in effect during the period commencing on the Effective Date and continuing until the first Determination after the Effective Date.

“Initial Reserve Report” means the “Reserve Report” most recently delivered by Borrower to the Administrative Agent under and as defined in the Existing Credit Agreement.

“Interest Option” has the meaning given such term in Section 2.5(c).

“Interest Period” means, with respect to each Eurodollar Tranche, the period commencing on the Borrowing Date or Conversion Date applicable to such Tranche and ending one, two, three, six, or, if available to all Banks, twelve months thereafter, as Borrower may elect in the applicable Request for Borrowing; provided that: (a) any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day; (b) any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause ~~(c)~~(c) below, end on the last Eurodollar Business Day of a calendar month; and (c) no Interest Period with respect to any Eurodollar Tranche shall extend past the Termination Date.

“Investment” means, with respect to any Person, any loan, advance, extension of credit, capital contribution to, investment in or purchase of the stock securities of, or interests in, any other Person; provided that, “Investment” shall not include current customer and trade accounts which are payable in accordance with customary trade terms.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“January 2022 Notes” means the 5.625% senior unsecured notes of Borrower or Predecessor Borrower, as applicable, due January 15, 2022.

“January 2025 Notes” means the 9.500% senior unsecured notes of Borrower or Predecessor Borrower, as applicable, due January 15, 2025.

“Laws” means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions or decrees of any state, commonwealth, nation, territory, possession, county, township, parish, municipality or Governmental Authority.

“LC Issuing Lender Commitment”: unless otherwise agreed in writing by the Borrower and such Letter of Credit Issuer, (a) as to Wells Fargo Bank, N.A., in its capacity as a Letter of Credit Issuer, $45,000,000, (b) as to Bank of America, N.A., in its capacity as a Letter of Credit Issuer, $20,000,000, and (c~~) as to BOKF, NA dba Bank of Oklahoma, in its capacity as a Letter of Credit Issuer, $20,000,000 and (d~~) as to each of the foregoing and each other Letter of Credit Issuer from time to time hereunder, such other amount separately agreed to in a written agreement between the Borrower and such Letter of Credit Issuer (which agreement shall be promptly delivered to the Administrative Agent upon execution).

“Legacy Asset Disposition” means the disposition by Borrower of the Legacy Assets pursuant to that certain Purchase and Sale Agreement dated as of May 7, 2021 (as in effect on the Sixth Amendment Effective Date, the “Legacy Asset Disposition Agreement”) between Borrower, as “Seller”, and Sixth Street, as “Purchaser”, pursuant to which Borrower will assign or novate the “Assets” and the “Hedges” (each as defined in the Legacy Asset Disposition Agreement as in effect on the Sixth Amendment Effective Date; such assets herein referred to as the “Legacy Assets”).

“Legacy Asset Disposition Agreement” has the meaning given to such term in the definition of Legacy Asset Disposition. all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Letter of Credit Fee” means, for any date, with respect to any Letter of Credit issued hereunder, a fee in an amount equal to a percentage of the average daily aggregate amount of Letter of Credit Exposure of all Banks during the Fiscal Quarter (or portion thereof) ending on the date such payment is due (calculated on a per annum basis based on such average daily aggregate Letter of Credit Exposure) determined by reference to the ratio of Outstanding Revolving Credit to the then effective Borrowing Base on such date, in accordance with the table below:

Pricing Level	Ratio of Outstanding Revolving Credit to Borrowing Base	Per Annum Letter of Credit Fee
I	≥90%	~~3.250~~3.500%
II	≥75% but <90%	~~3.000~~3.250%
III	≥50% but <75%	~~2.750~~3.000%
IV	≥25% but <50	~~2.500~~2.750%
V	<25%	~~2.250~~2.500%

Such fee shall be payable in accordance with the terms of Section 2.12. For clarity, each change in the Letter of Credit Fee shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change, if any; in the case of the change in the Letter of Credit Fee pursuant to the Fifth Amendment to this Agreement, such change is effective on the Fifth Amendment Effective Date.

“Letter of Credit Fronting Fee” means, with respect to any Letter of Credit issued hereunder, a fee equal to the greater of (a) $500 or (b) .125% per annum of the average daily amount available to be drawn under such Letter of Credit during the Fiscal Quarter (or portion thereof) ending on the date the payment of such fee is due.

“Letter of Credit Issuer” means Wells Fargo Bank, N.A.~~,~~ and Bank of America, N.A.~~, and BOKF, NA dba Bank of Oklahoma~~, each in its capacity as an issuer of Letters of Credit issued hereunder including the Existing Letters of Credit, as applicable, and each such Person’s successors in such capacity, and any other Bank designated by Administrative Agent which (without obligation to do so) consents to issue Letters of Credit hereunder; provided, that no Letter of Credit Issuer shall be required, without the consent of such Letter of Credit Issuer, to issue Letters of Credit in excess of its LC Issuing Lender Commitment.

“Letter of Credit Period” means the period commencing on the Effective Date and ending five (5) Business Days prior to the Termination Date.

“Letters of Credit” means, collectively, standby letters of credit issued for the account of Borrower pursuant to Section 2.1(b) and shall include the Existing Letters of Credit, in each case as extended or otherwise modified by the applicable Letter of Credit Issuer from time to time.

“LIBOR Rate” means, subject to the implementation of a Benchmark Replacement in accordance with Section 13.1(c):

~~“LIBOR Rate” means, subject to the implementation of a Replacement Rate in accordance with Section 13.1(b),~~ (a) for any interest rate calculation with respect to ~~any~~a Eurodollar ~~Borrowing for any Interest Period, the rate~~Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period as published by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately ~~11:00 a.m.,~~ 11:00 a.m. (London time~~,~~) two (2) Eurodollar Business Days prior to the ~~commencement of such Interest Period, as the rate for dollar deposits in the London interbank market with a maturity comparable to such~~first day of the applicable Interest Period. ~~In the event that~~If, for any reason, such rate is not so published then the “LIBOR Rate” ~~with respect to such Eurodollar Borrowing for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits of an amount comparable to such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered by the principal London office of~~shall be determined by the Administrative Agent ~~in immediately available funds~~to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately ~~11:00 a.m.,~~ 11:00 a.m. (London time~~,~~) two (2) Eurodollar Business Days prior to the ~~commencement of~~first day of the applicable Interest Period for a period equal to such Interest Period~~. Notwithstanding the foregoing, unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 13.1(b), in the event that a Replacement Rate with respect to LIBOR Rate is implemented, then all references herein to LIBOR Rate shall be deemed references to such Replacement Rate.~~, and

(b)       for any interest rate calculation with respect to an Adjusted Base Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for an Interest Period equal to one month (commencing on the date of determination of such interest rate) as published by ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day. If, for any reason, such rate is not so published then the “LIBOR Rate” for such Adjusted Base Rate Loan shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.

Each calculation by the Administrative Agent of the LIBOR Rate shall be conclusive and binding for all purposes, absent manifest error.

Notwithstanding the foregoing, unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 13.1(c), in the event that a Benchmark Replacement with respect to the LIBOR Rate is implemented then all references herein to the LIBOR Rate shall be deemed references to such Benchmark Replacement.

Lien” means with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset; provided that a provision in a joint operating agreement, joint development agreement or other similar or customary agreement made or entered

“Material Gas Imbalance” means, with respect to all Gas Balancing Agreements to which any Credit Party is a party or by which any Mineral Interest owned by any Credit Party is bound, a net gas imbalance to Borrower or any other Credit Party, individually or taken as a whole in excess of $20,000,000. Gas imbalances will be determined based on written agreements, if any, specifying the method of calculation thereof, or, alternatively, if no such agreements are in existence, gas imbalances will be calculated by multiplying (a) the volume of gas imbalance as of the date of calculation (expressed in thousand cubic feet) by (b) the heating value in btu’s per thousand cubic feet, times the Henry Hub average daily spot price for the month immediately preceding the date of calculation.

“Maximum Credit Amount” means, as to any Bank, the amount set forth opposite such Bank’s name on Schedule 1 under the caption “Maximum Credit Amount”, as such amount may be terminated, reduced or increased from time to time in accordance with the provisions hereof.

“Maximum Lawful Rate” means, for each Bank, the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest which, at the time in question would not cause the interest charged on the portion of the Loans owed to such Bank at such time to exceed the maximum amount which such Bank would be allowed to contract for, charge, take, reserve, or receive under applicable Law after taking into account, to the extent required by applicable Law, any and all relevant payments or charges under the Loan Papers.

~~“May 2022 Notes” means the 7.375% senior unsecured notes of Borrower or Predecessor Borrower, as applicable, due May 1, 2022.~~

“Medallion” means Medallion Gathering & Processing, LLC, a Texas limited liability company, and its Subsidiaries.

“Mineral Interests” means rights, estates, titles, and interests in and to oil and gas leases and any oil and gas interests, royalty and overriding royalty interests, production payments, net profits interests, oil and gas fee interests, and other rights therein, including any reversionary or carried interests relating to the foregoing, together with rights, titles, and interests created by or arising under the terms of any unitization, communitization, and pooling agreements or arrangements, and all properties, rights and interests covered thereby, whether arising by contract, by order, or by operation of Law, which now or hereafter include all or any part of the foregoing.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgages” means all mortgages, amendments to, and amendments and restatements of, mortgages, deeds of trust, security agreements, pledge agreements and similar documents, instruments and agreements creating, evidencing, perfecting or otherwise establishing the Liens required by Article V as may have been heretofore or may hereafter be granted or assigned to Administrative Agent to secure payment of the Obligations or any part thereof, all as amended, supplemented, or otherwise modified from time to time. All Mortgages shall be in form and substance reasonably satisfactory to Administrative Agent.

“Net Cash Proceeds” means the remainder of (a) the gross cash proceeds received by any Credit Party from any Asset Disposition (including any associated Hedge Transaction termination receipts) less (b) underwriter discounts and commissions, investment banking fees, legal, accounting and other professional fees and expenses, and other usual and customary transaction “Other Benchmark Rate Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of:

(a)       a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a USD LIBOR-based rate, a term benchmark rate that is not a SOFR-based rate as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(b)       the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Banks.

“Outstanding Revolving Credit” means, at any time, the sum of (a) the aggregate Letter of Credit Exposure on such date, including the aggregate Letter of Credit Exposure related to Letters of Credit to be issued on such date, plus (b) the aggregate outstanding principal balance of the Revolving Loans on such date, including the amount of any Borrowing to be made on such date.

“Participant” has the meaning given such term in Section 14.8(b).

“Participant Register” has the meaning given such term in Section 14.8(c).

“Payment Recipient” has the meaning assigned to such term in Section 12.14(a).

“Payor” has the meaning assigned to such term in Section 3.4.

“Periodic Determination” means any determination of the Borrowing Base pursuant to Section 4.2.

“Permitted Encumbrances” means with respect to any asset:

(a)       Liens securing the Obligations in favor of the Secured Parties or their Affiliates under the Loan Papers;

(b)       easements, rights-of-way, and other similar encumbrances, and minor defects in the chain of title that are customarily accepted in the oil and gas financing industry, none of which interfere with the ordinary conduct of the business of any Credit Party or materially detract from the value or use of the property to which they apply;

(c)       inchoate statutory or operators’ Liens securing obligations for labor, services, materials and supplies furnished to Mineral Interests which are not delinquent;

(d)       mechanic’s, materialmen’s, warehouseman’s, journeyman’s and carrier’s Liens and other similar Liens arising by operation of Law or statute in the ordinary course of business which are not delinquent; agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling arrangements, area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the oil and gas business, excluding, however, Investments in other Persons (other than any ‘tax partnership,’ as defined in the Code, that is deemed to be entered into by any Credit Party arising under any joint operating agreements, joint development agreements or other similar or customary agreements made or entered into in the ordinary course of the oil and gas business); provided that, none of the foregoing shall involve the incurrence of any Debt not permitted by Section 9.1;

(j)       loans and advances to directors, officers and employees permitted by applicable Law not to exceed $2,000,000 in the aggregate at any time;

(k)       Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this definition, owing to a Credit Party as a result of a bankruptcy or other insolvency proceeding of the obligor in respect of such debts or upon the enforcement of any Lien in favor of such Credit Party; provided that such Credit Party shall give the Administrative Agent prompt written notice in the event that the aggregate amount of all investments held at any one time under this clause (k)  exceeds $10,000,000;

(l)       (i) Investments made prior to ~~March 31, 2020~~the Seventh Amendment Effective Date, solely to the extent permitted by the Credit Agreement as in effect at the date of the making of such Investment and (ii) other Investments made from and after ~~April 1, 2020~~the Seventh Amendment Effective Date, so long as immediately after giving effect to any such Investment (A) no Default or Event of Default exists or results therefrom, (B) undrawn Commitments are greater than or equal to thirty-five percent (35%) of the Total Commitment, (C) the Borrower will be in pro forma compliance with the financial covenant set forth in Section 10.1(a), (D) the Consolidated Total Leverage Ratio on a pro forma basis is not greater than 2.50 to 1.00, and (E) the Amount of Capped Distributions, Investments and Redemptions is not greater than $100,000,000; and

(m)       [RESERVED].

“Permitted Purchase Money Debt” means Debt incurred by a Credit Party in the ordinary course of business to finance the purchase of assets, including the interests of a lessor under a Capital Lease, provided that (a) the principal amount of the Debt secured by Liens on the purchased asset shall not exceed 100% of the purchase price of such asset and (b) the aggregate amount of all Debt secured by such Liens shall not exceed $20,000,000.

“Permitted Refinancing Debt” means any Debt of Borrower, and Debt constituting Guarantees thereof by other Credit Parties, incurred or issued in exchange for, or the net proceeds of which are used to extend, refinance, repay, renew, replace (whether or not contemporaneously), defease, discharge, redeem, or refund, outstanding Permitted Senior Debt, in whole or in part from time to time; provided that (a) the principal amount of such Permitted Refinancing Debt (or if such Permitted Refinancing Debt is issued at a discount, the initial issuance price of such Permitted Refinancing Debt) does not exceed the then outstanding principal amount of the Permitted Senior reserves but for the fact that the applicable Credit Party has not made a final investment decision to develop such Mineral Interests and (ii) which have been identified in supplemental reserve engineering material presented and delivered to Banks in connection with the most recent determination of the Borrowing Base.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Bank” has the meaning specified in Section 8.1.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning set forth in 0.

“Qualified ECP Guarantor” means, with respect to any Benefitting Guarantor, in respect of any Hedge Transaction, each Credit Party that, at the time the guaranty by such Benefitting Guarantor of, or the grant by such Benefitting Guarantor of a security interest or other Lien securing, obligations under such Hedge Transaction is entered into or becomes effective with respect to, or at any other time such Benefitting Guarantor is by virtue of such guaranty or grant of a security interest or other Lien otherwise deemed to enter into, such Hedge Transaction, constitutes an Eligible Contract Participant and can cause such Benefitting Guarantor to qualify as an Eligible Contract Participant at such time by entering into a keepwell under Section 1a(18)(A)(v)(ii) of the Commodity Exchange Act.

“Recipient” means (a) the Administrative Agent, (b) any Bank and (c) any Letter of Credit Issuer, as applicable.

“Recognized Value” means, with respect to Mineral Interests, the value attributed to such Mineral Interests in the most recent Determination of the Borrowing Base pursuant to Article IV (or for purposes of determining the Initial Borrowing Base in the event no such Determination has occurred), based upon the present value discounted at 10% per annum of the estimated net cash flow to be realized from the production of Hydrocarbons from such Mineral Interests.

“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt. “Redeem” has the correlative meaning thereto.

“Reference Time” with respect to any setting of any then-current Benchmark means (a) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two (2) Eurodollar Business Days preceding the date of such setting and (b) otherwise, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning specified in Section 14.8(e).

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Relevant Governmental Body” means, with respect to any given Benchmark, (a) the central bank for the currency applicable to such Benchmark or any central bank or other supervisor that is responsible for supervising either (i) such Benchmark or (ii) the administrator of such Benchmark or (b) any working group or committee officially endorsed or convened by (i) the central bank for the currency applicable to such Benchmark, (ii) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark or (B) the administrator of such Benchmark, (iii) a group of those central banks or other supervisors or (iv) the Financial Stability Board or any part thereof.

“Rentals” means amounts payable by a lessee under an Operating Lease.

~~“Replacement Rate” has the meaning assigned thereto in Section 13.1(b).~~

“Request for Borrowing” means a request by Borrower for a Borrowing in accordance with Section 2.2.

“Request for Letter of Credit” means a request by Borrower for a Letter of Credit in accordance with Section 2.3.

“Required Banks” means (a) as long as the Commitments are in effect, Banks having an aggregate Commitment Percentage greater than 50% of the Aggregate Maximum Credit Amount, and (b) following termination or expiration of the Commitments, Banks holding greater than 50% of the Outstanding Revolving Credit.

“Required Reserve Value” means both (a) Proved Mineral Interests that have a Recognized Value of not less than 85% of the Recognized Value of all Proved Mineral Interests held by Borrower and its Subsidiaries and (b) Proved Mineral Interests (without giving effect to clause (b) of the definition of Proved Undeveloped Mineral Interests) that have a Recognized Value of not less than 85% of the Recognized Value of all Proved Mineral Interests (without giving effect to clause (b) of the definition of Proved Undeveloped Mineral Interests) held by Borrower and its Subsidiaries.

“Reserve Report” means an unsuperseded engineering analysis of the Mineral Interests owned by Borrower and its Subsidiaries in form and substance reasonably acceptable to the Administrative Agent prepared in accordance with customary and prudent practices in the petroleum engineering industry and Financial Accounting Standards Board Statement 69. Each Reserve Report required to be delivered by March 31 of each year pursuant to Section 4.1 shall be audited or prepared by the Approved Petroleum Engineer. Each other Reserve Report shall be prepared by Borrower’s in-house staff. Notwithstanding the foregoing, in connection with any Special Determination requested by Borrower, the Reserve Report shall be in form and scope mutually acceptable to Borrower and the Administrative Agent. For purposes of Section 4.1, and until superseded, the Initial Reserve Report shall be considered a Reserve Report.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means, with respect to any Person: (a) any Distribution by such Person, (b) the retirement, redemption or prepayment prior to the scheduled maturity by such Person or any of the Affiliates of such Person of any subordinated Debt of such Person, and (c) the redemption of such Person’s stock or Equity (other than, in each case, (i) the Obligations and (ii) any Distribution by a Subsidiary of Borrower to Borrower or any other Subsidiary of Borrower).

“Revolving Availability” means, at any time: (a) the Total Commitment in effect at such time minus (b) the Outstanding Revolving Credit at such time.

“Revolving Loans” means the revolving loans, in an aggregate amount outstanding at any time not to exceed the amount of the Total Commitment then in effect, to be made by Banks to Borrower pursuant to the Commitments of the Banks.

“Rolling Period” means (a) for the Fiscal Quarters ending on March 31, 2017, June 30, 2017, and September 30, 2017, the applicable period commencing on January 1, 2017 and ending on the last day of such applicable Fiscal Quarter, (b) solely to the extent that the Sabalo Acquisition Closing Date occurs prior to August 1, 2021, for the Fiscal Quarters ending on September 30, 2021, December 31, 2021 and March 31, 2022, the applicable period commencing on July 1, 2021 and ending on the last day of such applicable Fiscal Quarter and (c) for all other Fiscal Quarters not applicable to clauses (a) and (b) above, any period of four (4) consecutive Fiscal Quarters ending on the last day of such applicable Fiscal Quarter.

“Rollover Notice” has the meaning given such term in Section 2.5(c).

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

“Sabalo” means, collectively, Sabalo Energy, LLC, a Texas limited liability company and Sabalo Operating, LLC, a Texas limited liability company.

“Sabalo Acquisition” means the Acquisition by Borrower of the Sabalo Assets pursuant to that certain Purchase and Sale Agreement dated as of May 7, 2021 (as in effect on the Sixth Amendment Effective Date, the “Sabalo Acquisition Agreement”) between Borrower, as “Purchaser”, and Sabalo, as “Seller”, pursuant to which Borrower will acquire the “Assets” (as defined in the Sabalo Acquisition Agreement as in effect on the Sixth Amendment Effective Date; such assets herein referred to as the “Sabalo Assets”) (the date such Acquisition is consummated, the “Sabalo Acquisition Closing Date”).

“Sabalo Acquisition Agreement” has the meaning given to such term in the definition of Sabalo Acquisition.

“Sabalo Acquisition ~~Agreement~~ Closing Date” has the meaning given to such term in the definition of Sabalo Acquisition.

“Sabalo Assets” has the meaning given to such term in the definition of Sabalo Acquisition.

“Sabalo Third Party Reserve Report” means the reserve report or engineering database prepared by W.D. Von Gonten & Co. evaluating the Mineral Interests of the Sabalo Assets (including all Proved Mineral Interests as of April 1, 2021).

“Sanctioned Country” means, at any time, a country, territory or region which is itself the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person that is owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.

“Schedule” means a “schedule” attached to this Agreement and incorporated herein by reference, unless specifically indicated otherwise.

“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.

“Secured Parties” means, collectively, the Administrative Agent, the Banks, the Letter of Credit Issuers, the Bank Products Providers and each counterparty to a Hedge Agreement pursuant to which Obligations may be owing from time to time (to the extent of such Obligations), and “Secured Party” means any of them individually.

“Security Agreement” means an amended and restated security and pledge agreement substantially in the form of Exhibit H hereto to be executed by Borrower and each existing and future Subsidiary of Borrower, together with each other security and pledge agreement or joinder or supplement thereto delivered pursuant to Article V or otherwise, in each case as amended, supplemented, or otherwise modified from time to time.

“Senior Notes” means any unsecured senior Debt securities (whether registered or privately placed) incurred pursuant to a Senior Notes Indenture.

“Senior Notes Indenture” means any indenture among Borrower or Predecessor Borrower, as applicable, as issuer, the subsidiary guarantors party thereto and the trustee named therein, pursuant to which Senior Notes are issued, as the same may be amended or supplemented in accordance with Section 9.13.

“Senior Secured Debt” shall mean, as of any date and without duplication, all Debt of the types described in clauses (a), (b) and (c) (other than intercompany ~~Indebtedness~~Debt owing to Borrower or any Subsidiary), and clause (e) of the definition thereof (provided that the amount of any such ~~Indebtedness~~Debt issued at a discount to its face value shall be determined in accordance with GAAP), in each case, that is not Subordinated Debt and that is secured by a Lien on any assets of the Credit Parties.

“Seventh Amendment” means that certain Seventh Amendment to Fifth Amended and Restated Credit Agreement dated as of the Seventh Amendment Effective Date by and among Borrower, Administrative Agent and Banks party thereto.

“Seventh Amendment Effective Date” means July 16, 2021.

“Seventh Amendment Effective Date Senior Notes” means Senior Notes issued on or about the Seventh Amendment Effective Date.

“Sixth Amendment” means that certain Sixth Amendment to Fifth Amended and Restated Credit Agreement dated as of the Sixth Amendment Effective Date by and among Borrower, Administrative Agent and Banks party thereto.

“Sixth Amendment Effective Date” means May 7, 2021.

“Sixth Street” means Piper Investments Holdings, LLC, a Delaware limited liability company.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvent” means, with respect to any Person or any group of Persons as of any date, that (a) the value of the assets of such Person or group (both at fair value and present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person or group as of such date, (b) as of such date, such Person or group is able to pay all liabilities of such Person or group as such liabilities mature, and (c) as of such date, such Person or group does not have unreasonably small capital given the nature of its business, in each case within the meaning of such terms under the Bankruptcy Code. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Determination” means any determination of the Borrowing Base pursuant to Article IV or Section 8.11 other than a Periodic Determination.

“Specified Acquisition” means any Acquisition for which: (a) a binding and enforceable purchase and sale agreement has been signed by a Credit Party; (b) at the time of the signing of the applicable purchase and sale agreement, the ratio of Revolving Availability to the then effective total Commitments is at least 0.10 to 1.0, and (c) the aggregate volumes hedged with respect to the reasonably anticipated projected production from Proved Mineral Interests (without giving effect to clause (b) of the definition of Proved Undeveloped Mineral Interests) to be acquired in all pending Specified Acquisitions that have not yet been consummated shall not exceed 15.0% of the Credit Parties’ reasonably anticipated projected production from Proved Mineral Interests (without giving effect to all such pending Specified Acquisitions).

“Specified EBITDAX Adjustments” means the amount that may be added to Consolidated Net Income in the calculation of Consolidated EBITDAX (or, in the case of each Rolling Period ending (i) on or prior to September 30, 2017 and (ii) solely to the extent the Sabalo Acquisition Closing Date occurs prior to August 1, 2021, on September 30, 2021, December 31, 2021 and March 31, 2022, the amount that may be included in the calculation of Annualized Consolidated EBITDAX) attributable to the proportional (based on Borrower’s direct or indirect economic ownership percentage of Medallion as of such date) Consolidated EBITDAX of Medallion for any Rolling Period or portion thereof for which the declaration or payment of dividends or similar distribution by Medallion was (x) not prohibited by operation of the terms of its charter or any agreement, instrument or Laws applicable to Medallion and (y) not otherwise conditioned, limited, restricted or prohibited, in each case determined in accordance with GAAP; provided that calculation of such amount shall be done in a manner reasonably acceptable to the Administrative Agent and for which Borrower has provided supporting details and information for such calculation.

~~“Specified Senior Notes Repurchases” means Redemptions permitted and made pursuant to Section 9.13(a) from and after the Fifth Amendment Effective Date.~~

“Specified FS Delivery Date” means the date on which the financial statements and the corresponding compliance certificate for the Rolling Period ending September 30, 2021 are delivered to the Banks pursuant to Section 8.1(b) and Section 8.1(c).

“Subordinated Debt” shall mean the collective reference to any Debt of any Credit Party that is subordinated in right and time of payment to the Obligations and containing such other terms and conditions, in each case as are reasonably satisfactory to the Administrative Agent.

“Subsidiary” means, for any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (including that of a general partner) are at the time directly or indirectly owned, collectively, by such Person and any Subsidiaries of such Person. The term “Subsidiary” shall include Subsidiaries of Subsidiaries (and so on).

“Super Majority Banks” means (a) as long as the Commitments are in effect, Banks having an aggregate Commitment Percentage of 66-2/3% or more of the Aggregate Maximum Credit Amount, and (b) following termination or expiration of the Commitments, Banks holding 66-2/3% or more of the Outstanding Revolving Credit.

“Supported QFC” has the meaning set forth in Section 14.19.

“Surplus Commitment” has the meaning assigned to such term in Section 13.5(c).

“Swap Liquidation” means the sale, assignment, novation, liquidation, unwind or termination of all or any part of any Hedge Agreement (other than, in each case, at its scheduled maturity).

“Taxes” means all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, interest equalization taxes, capital transaction taxes, foreign exchange taxes or other charges, or other charges of any nature whatsoever, from time to time or at any time imposed by Law or any federal, state or local governmental agency. “Tax” means any one of the foregoing.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Bank and the Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, has previously occurred resulting in the replacement of the then-current Benchmark for all purposes hereunder and under any Loan Paper in accordance with Section 13.1(c) with a Benchmark Replacement the Unadjusted Benchmark Replacement component of which is not Term SOFR.

“Termination Date” means the earliest to occur of (a) October 17, 2021, if any of the January 2022 Notes are outstanding other than in the form of Permitted Refinancing Debt on October 17, 2021; (b) December 15, 2022, if any of the March 2023 Notes are outstanding other than in the form of Permitted Refinancing Debt on December 15, 2022; ~~and~~ (c) ~~April 19, 2023~~July 29, 2024, if any of the January 2025 Notes are outstanding other than in the form of Permitted Refinancing Debt on July 29, 2024; and (d) July 16, 2025, or any earlier date on which the Commitments are terminated in full pursuant to Section 2.9 or Section 11.1.

~~“Third Amendment Effective Date” means April 19, 2018.~~

“Total Commitment” means all of the Banks’ Commitments.

“Total Debt” means, as of any date, all Debt of Borrower and its Subsidiaries.

“Tranche” means an Adjusted Base Rate Tranche or a Eurodollar Tranche and “Tranches” means Adjusted Base Rate Tranches or Eurodollar Tranches or any combination thereof.

“Type” means with reference to a Tranche, the characterization of such Tranche as an Adjusted Base Rate Tranche or a Eurodollar Tranche based on the method by which the accrual of interest on such Tranche is calculated.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Administrative Agent’s or any Secured Party’s Lien on any collateral for the Obligations pledged or granted pursuant to the Loan Papers.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(3) of the Code.

“U.S. Special Resolution Regimes” has the meaning set forth in Section 14.19.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 13.6(d).

“~~Withholding Agent” means any Credit Party or the Administrative Agent.~~

USD LIBOR” means the London interbank offered rate for Dollars.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.3   Accounting Terms and Determinations. Unless otherwise specified herein (including, in the definitions of Capital Lease and Operating Lease), all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of Borrower and its Consolidated Subsidiaries delivered to Banks except for changes in which Borrower’s independent certified public accountants concur and which are disclosed to Administrative Agent on the next date on which financial statements are required to be delivered to Banks pursuant to Section 8.1(a) and Section 8.1(b); provided that, unless Borrower and Required Banks shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained in Section 9.11 or Article X are computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.4    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Borrowing”).

Section 1.5 Interpretation. As used herein, the term “including” in its various forms means including without limitation. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Papers), (b) any reference herein to any Law shall be construed as referring to such Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Papers), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). No provision of this Agreement or any other Loan Paper shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

~~Section 1.6 Rates. Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBOR Rate”.~~

Section 1.6 Rates. The interest rate on Eurodollar Loans and Adjusted Base Rate Loans (when determined by reference to clause (c) of the definition of Adjusted Base Rate) may be determined by reference to the LIBOR Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, ICE Benchmark Administration (“IBA”), the administrator of the London interbank offered rate, and the Financial Conduct Authority (the “FCA”), the regulatory supervisor of IBA, announced in public statements (the “Announcements”) that the final publication or representativeness date for the London interbank offered rate for dollars for: (a) 1-week and 2-month tenor settings will be December 31, 2021 and (b) overnight, 1-month, 3-month, 6-month and 12-month tenor settings will be June 30, 2023. No successor administrator for IBA was identified in such Announcements. As a result, it is possible that commencing immediately after such dates, the London interbank offered rate for such tenors may no longer be available or may no longer be deemed a representative reference rate upon which to determine the interest rate on Eurodollar Loans or Adjusted Base Rate Loans (when determined by reference to clause (c) of the definition of Adjusted Base Rate). There is no assurance that the dates set forth in the Announcements will not change or that IBA or the FCA will not take further action that could impact the availability, composition or characteristics of any London interbank offered rate. Public and private sector industry initiatives have been and continue, as of the date hereof, to be underway to implement new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate or any other then-current Benchmark is no longer available or in certain other circumstances set forth in Section 13.1(c), such Section 13.1(c) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Borrower, pursuant to Section 13.1(c), of any change to the reference rate upon which the interest rate on Eurodollar Loans and Adjusted Base Rate Loans (when determined by reference to clause (c) of the definition of Adjusted Base Rate) is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the continuation of, administration of, submission of, calculation of or any other matter related to the London interbank offered rate or other rates in the definition of the “LIBOR Rate” or with respect to any alternative, successor or replacement rate thereto, or replacement rate thereof (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 13.1(c), will be similar to, or produce the same value or economic equivalence of, the LIBOR Rate or any other Benchmark, or have the same volume or liquidity as did the London interbank offered rate or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Bank or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.7 Divisions. For all purposes under the Loan Papers, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

THE CREDIT FACILITIES

Section 2.1 Commitments.

(a)       Subject to Section 2.1(c) and the other terms and conditions set forth in this Agreement, each Bank severally agrees to lend to Borrower from time to time prior to the Termination Date amounts not to exceed in the aggregate at any one time outstanding, the amount of such Bank’s Commitment less such Bank’s Letter of Credit Exposure, to the extent any such Loan would not cause the Outstanding Revolving Credit to exceed the Total Commitment. Each Borrowing shall (i) be in an aggregate principal amount of $1,000,000 or any larger integral multiple of $100,000, and (ii) be made from each Bank ratably in accordance with its respective Commitment Percentage. Subject to the foregoing limitations and the other provisions of this Agreement, Borrower may borrow under this Section 2.1(a), repay amounts borrowed under this Section 2.1(a) and request new Borrowings under this Section 2.1(a).

(b)       The Letter of Credit Issuers will issue Letters of Credit, from time to time during the Letter of Credit Period upon request by Borrower, for the account of Borrower, so long as (i) the aggregate Letter of Credit Exposure of all Banks shall not exceed $80,000,000, (ii) the

Section 2.11 Commitment Fee. On the Termination Date, and on the last day of each Fiscal Quarter prior to the Termination Date, and in the event the Commitments are terminated in their entirety prior to the Termination Date, on the date of such termination, commencing with the Fiscal Quarter ending on June 30, 2017, Borrower shall pay to Administrative Agent, for the ratable benefit of each Bank based on each Bank’s Commitment Percentage, a commitment fee equal to the Commitment Fee Percentage (computed on the basis of actual days elapsed and as if each calendar year consisted of 360 days) of the average daily Revolving Availability for the Fiscal Quarter (or portion thereof) then ended; provided that, the aforementioned commitment fee shall cease to accrue on the unfunded portion of the Commitment of any Defaulting Bank.

Section 2.12 Letter of Credit Fees and Letter of Credit Fronting Fees. On the Termination Date, and on the last day of each Fiscal Quarter prior to the Termination Date, commencing with the Fiscal Quarter ending on June 30, 2017, and, in the event the Commitments are terminated in their entirety prior to the Termination Date, on the date of such termination, Borrower shall pay to Administrative Agent (to be distributed by Administrative Agent in accordance with Section 2.1(b)) (a) the Letter of Credit Fee which accrued during such Fiscal Quarter (or portion thereof) and (b) the Letter of Credit Fronting Fee which accrued during such Fiscal Quarter (or portion thereof), in each case computed on the basis of actual days elapsed and as if each calendar year consisted of 360 days.

Section 2.13 Agency and Other Fees. Borrower shall pay (a) to Administrative Agent and its Affiliates such fees and other amounts as Borrower shall be required to pay to such Persons from time to time pursuant to ~~the~~any applicable Fee Letter and (b) to Banks such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.

Section 2.14 Loans and Borrowings Under Existing Credit Agreement. On the Effective Date:

(a)       Borrower shall pay all accrued and unpaid commitments fees, break funding fees (if any) and all other fees that are outstanding under the Existing Credit Agreement for the account of each “Bank” under the Existing Credit Agreement;

(b)       each “Adjusted Base Rate Borrowing” outstanding under the Existing Credit Agreement shall be extended and renewed so as to continue as a new Adjusted Base Rate Borrowing under this Agreement;

(c)       each “Eurodollar Borrowing” outstanding under the Existing Credit Agreement shall be deemed repaid on the Effective Date and funded as a new Eurodollar Borrowing under this Agreement;

(d)       each Existing Letter of Credit shall constitute a Letter of Credit in accordance with Section 2.1 hereof; and

(e)       the Existing Credit Agreement and the commitments thereunder shall be superseded by this Agreement and such commitments shall terminate.

It is the intent of the parties hereto that (i) this Agreement not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence repayment of any such obligations and liabilities and that this Agreement amend and restate in its entirety the Existing Credit Agreement and (ii) the Liens securing the “Obligations” under and as defined in the Existing Credit Agreement and granted pursuant to the “Loan Papers” as defined in the Existing Credit Agreement and the liabilities and obligations of Borrower shall not be extinguished, but shall be carried forward, and such Liens shall secure such “Obligations” under the Existing Credit Agreement, in each case, as renewed, amended, restated and modified hereby.

Section 2.15 Automatic Debt Issuance Borrowing Base Adjustments. In addition to the redeterminations of the Borrowing Base pursuant to Section 4.2, Section 4.3, and Section 4.6 and adjustments of the Borrowing Base pursuant to Section 8.11, and notwithstanding anything to the contrary contained herein, if Borrower issues any Senior Notes on any Debt Issuance Date, to the extent any portion of such Senior Notes does not constitute Permitted Refinancing Debt or Seventh Amendment Effective Date Senior Notes, the Borrowing Base shall automatically reduce on such Debt Issuance Date by an amount equal to twenty-five percent (25%) of the aggregate stated principal amount of any Senior Notes issued by the Credit Parties on such Debt Issuance Date (other than the portion of such Senior Notes constituting Permitted Refinancing Debt or Seventh Amendment Effective Date Senior Notes). For the avoidance of doubt, the stated amount of the portion of any Senior Notes that constitutes Permitted Refinancing Debt or Seventh Amendment Effective Date Senior Notes shall not be included for purposes of determining the reduction in the Borrowing Base required by this Section 2.15 and only the stated amount of the portion of such Senior Notes not constituting Permitted Refinancing Debt or Seventh Amendment Effective Date Senior Notes shall be included in calculating the adjustment required by this Section 2.15. For the purposes of this Section 2.15, if any such Senior Notes are issued at a discount or otherwise sold for less than “par”, the reduction shall be calculated based upon the stated principal amount without reference to such discount.

Section 2.16 Increases, Reductions and Terminations of Aggregate Elected Commitment Amount.

(a)       Subject to the conditions set forth in Section 2.16(b), Borrower may increase the Aggregate Elected Commitment Amount then in effect by increasing the Elected Commitment of a Bank (an “Increasing Bank”) and/or by causing a Person that is acceptable to Administrative Agent that at such time is not a Bank to become a Bank (any such Person that is not at such time a Bank and becomes a Bank, an “Additional Bank”). Notwithstanding anything to the contrary contained in this Agreement, in no case shall an Additional Bank be Borrower, an Affiliate of Borrower or a natural person.

(b)       Any increase in the Aggregate Elected Commitment Amount shall be subject to the following additional conditions (provided that the conditions set forth in the following clauses (i) and (ii) shall not apply in connection with any increase in the Aggregate Elected Commitment Amount made substantially contemporaneously with any redetermination or other adjustment to the Borrowing Base hereunder):

(i)       such increase shall not be less than $50,000,000 unless Administrative Agent otherwise consents, and no such increase shall be permitted if after giving effect thereto the Aggregate Elected Commitment Amount exceeds the Borrowing Base then in effect (for the sake of clarity, all increases in the Elected Commitments of any Increasing Banks and any Additional Banks effective on a single date shall be included in the increase of the Aggregate Elected Commitment Amount for purposes of this Section 2.16(b)(i)); than the last day of an Interest Period applicable thereto, or if Borrower fails to borrow any Eurodollar Borrowing, after notice has been given to any Bank in accordance with Section 2.2, Borrower shall reimburse each Bank on demand for any resulting loss or expense incurred by it, including any loss incurred in obtaining, liquidating or employing deposits from third parties, or any loss arising from the reemployment of funds at rates lower than the cost to such Bank of such funds and related costs, which in the case of the payment or prepayment prior to the end of the Interest Period for any Eurodollar Tranche, shall include the amount, if any, by which (a) the interest which such Bank would have received absent such payment or prepayment for the applicable Interest Period exceeds (b) the interest which such Bank would receive if its Commitment Percentage of the amount of such Eurodollar Borrowing were deposited, loaned, or placed by such Bank in the interbank eurodollar market on the date of such payment or prepayment for the remainder of the applicable Interest Period. Such Bank shall promptly deliver to Borrower and Administrative Agent a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

Section 3.4 Non-Receipt of Funds by Administrative Agent. Unless Administrative Agent shall have been notified by a Bank or Borrower (as used in this Section, “Payor”) prior to the date on which such Bank is to make payment to Administrative Agent hereunder or Borrower is to make a payment to Administrative Agent for the account of one or more Banks, as the case may be (as used in this Section, such payment being herein called the “Required Payment”), which notice shall be effective upon receipt, that Payor does not intend to make the Required Payment to Administrative Agent, Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if Payor has not in fact made the Required Payment to Administrative Agent, (a) the recipient of such payment shall, on demand, pay to Administrative Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by Administrative Agent until the date Administrative Agent recovers such amount at a rate per annum equal to the Adjusted Base Rate then in effect for such period, and (b) Administrative Agent shall be entitled to offset against any and all sums to be paid to such recipient, the amount calculated in accordance with the foregoing clause (a). The obligations of the Banks under this Agreement to make the Loans, to issue or participate in Letters of Credit and to make payments under this Section, Section 12.14, Section 13.6(c), or Section 14.4, as applicable, are several and are not joint or joint and several. The failure of any Lender to make available its Commitment Percentage of any Loan requested by the Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date

Section 3.5 Defaulting Banks.

(a)       Notwithstanding anything to the contrary contained herein, the Maximum Credit Amount of a Defaulting Bank shall not be included in determining whether all Banks, the Super Majority Banks or the Required Banks have taken or may take any action hereunder (including approval of any redetermination of the Borrowing Base pursuant to Article IV and any consent to any amendment or waiver pursuant to Section 14.2); provided that, any waiver, amendment or modification requiring the consent of all Banks or each affected Bank which affects such Defaulting Bank differently than other affected Banks shall require the consent of such Defaulting Bank; and provided further that in no event shall (i) the Commitment, Elected Commitment or Maximum Credit Amount of any Defaulting Bank be increased or amounts owed to such Defaulting Bank reduced without the consent of such Defaulting Bank, or (ii) the Termination Date or any date fixed for any payment of principal of or interest on the Loan or any fees hereunder be postponed without the consent of such Defaulting Bank.

(b)       If any Bank shall fail to make any payment referenced in clause (a) of the definition of “Defaulting Bank”, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Bank and for the benefit of the Administrative Agent or any Letter of Credit Issuer to satisfy such Bank’s obligations hereunder until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Bank hereunder; in the case of each of (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion; provided that, subject to Section 14.17, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against such Bank as a result of such Bank’s increased exposure following such reallocation.

(c)       Borrower shall not be obligated to pay the Administrative Agent any Defaulting Bank’s ratable share of the fees described in Sections 2.11, 2.12 or 2.13 (notwithstanding anything to the contrary in such sections) for the period commencing on the day such Defaulting Bank becomes a Defaulting Bank and continuing for so long as such Bank continues to be a Defaulting Bank.

ARTICLE IV
BORROWING BASE

Section 4.1 Reserve Reports; Proposed Borrowing Base. As soon as available and in any event by March 31 and September 30 of each year, commencing September 30, 2017, Borrower shall deliver to each Bank a Reserve Report prepared as of the immediately preceding December 31 and June 30, respectively. Simultaneously with the delivery to Administrative Agent and each Bank of each Reserve Report, Borrower shall notify Administrative Agent of the Borrowing Base which Borrower requests become effective for the period commencing on the next Determination Date.

Section 4.2 Periodic Determinations of the Borrowing Base; Procedures and Standards. Based in part on the Reserve Report made available to Banks pursuant to Section 4.1, Banks shall redetermine the Borrowing Base on or prior to the next Determination Date or such date promptly thereafter as reasonably possible (a) based on the engineering and other information available to Banks, and (b) in accordance with, and consistent with, the subsequent provisions of this Section 4.2. Any Borrowing Base which becomes effective as a result of any Determination of the Borrowing Base shall be subject to the following restrictions: (i) such Borrowing Base shall not exceed the Borrowing Base requested by Borrower pursuant to Section 4.1 or Section 4.3 (as applicable), (ii) such Borrowing Base shall not exceed the Aggregate Maximum Credit Amount then in effect, (iii) to the extent such Borrowing Base represents an increase from the Borrowing Base in effect prior to such Determination such Borrowing Base shall be approved by all Banks, and (iv) any Borrowing Base which represents a decrease in the Borrowing Base in effect prior to such Determination, or a reaffirmation of such prior Borrowing Base, shall require approval of Super Majority Banks. The Administrative Agent shall propose such redetermined Borrowing Base to Banks within fifteen (15) days following receipt by the Banks of a Reserve Report (or such Credit, except to the extent such representations and warranties are expressly stated as of a certain date, in which case such representations and warranties shall be true and correct in all material respects as of such certain date:

Section 7.1 Existence and Power. Each of the Credit Parties (a) is a corporation, limited liability company or partnership duly incorporated or organized (as applicable), and is validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization (as applicable), (b) has all corporate, limited liability company or partnership power (as applicable) and all material governmental licenses, authorizations, consents and approvals required to carry on its businesses as now conducted and as proposed to be conducted, and (c) is duly qualified to transact business as a foreign corporation, foreign limited liability company or foreign partnership (as applicable) in each jurisdiction where a failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

Section 7.2 Corporate, Limited Liability Company, Partnership and Governmental Authorization; Contravention. The execution, delivery and performance of this Agreement, the Notes, the Mortgages and the other Loan Papers by each Credit Party (as applicable) (a) are within such Credit Party’s corporate, partnership, or limited liability company powers (as applicable), (b) have been duly authorized by all necessary corporate, partnership, or limited liability company action (as applicable), (c) require no action by or in respect of, or filing with, any Governmental Authority or official, and (d) do not contravene, or constitute a default under, any provision of applicable Law or regulations (including the Margin Regulations) or of the articles of association, partnership agreement, certificate of limited partnership, articles of incorporation, certificate of incorporation, bylaws, regulations or other organizational documents (as applicable) of any such Credit Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon any such Credit Party or result in the creation or imposition of any Lien on any asset of any such Credit Party except Liens securing the Obligations.

Section 7.3 Binding Effect. (a) Each of this Agreement and the Notes constitutes a valid and binding agreement of Borrower; (b) the Mortgages, the Security Agreement, the Facility Guaranty and the other Loan Papers when executed and delivered in accordance with this Agreement, will then constitute valid and binding obligations of each Credit Party a party thereto; and (c) each Loan Paper is enforceable against each Credit Party a party thereto in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar Laws affecting creditors’ rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

Section 7.4 Financial Information.

(a)       The Current Financials fairly present, in conformity with GAAP, the consolidated financial position of Borrower and its consolidated results of operations and cash flows as of the date and for the periods covered thereby.

(b)       There has been no material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Credit Parties, taken as a whole, relative to that set forth in the financial statements of Borrower and its consolidated Subsidiaries as of December 31, 2019.

(p)       prompt written notice of all created or acquisition of any new Subsidiary of Borrower and to comply, and cause such Subsidiary to comply, with Article V; ~~and~~

(q)       prompt written notice of the amendment, modification or termination of any Hedge Agreement or the termination of any Hedge Transaction~~.~~; and

(r)       not less than three (3) Business Days’ (or such shorter time as the Administrative Agent may agree to its sole discretion) prior to making any Distribution pursuant to Section 9.2(b) or making of any Redemption pursuant to Section 9.13(a)(i), a certificate of an Authorized Officer in substantially the form of Exhibit M hereto setting forth the amounts of (i) Free Cash Flow for the most recent four fiscal quarter period ended prior thereto for which financial statements have been delivered for the Borrower pursuant to Section 8.1(a) or Section 8.1(b), as applicable, (ii) Available Free Cash Flow as of the date of delivery of such certificate and (iii) Available Free Cash Flow immediately after giving effect to making any Distribution pursuant to Section 9.2(b) or making of any Redemption pursuant to Section 9.13(a)(i).

Any information that Borrower is required to deliver to the Administrative Agent or any, or all, Banks pursuant to the foregoing clauses ~~(a)~~(a) and ~~(b)~~(b) of this Section 8.1 shall be deemed delivered if and when such information is filed on EDGAR or the equivalent thereof with the SEC.

Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Banks and the Letter of Credit Issuer materials and/or information provided by or on behalf of Borrower hereunder (collectively, “Borrower Materials”) by posting Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Banks (each, a “Public Bank”) may have personnel who do not wish to receive material non-public information with respect to Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Borrower hereby agrees that (i) it will use commercially reasonable efforts to identify that portion of Borrower Materials that may be distributed to the Public Banks; (ii) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (iii) by marking Borrower Materials “PUBLIC,” Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the Letter of Credit Issuers and the Banks to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to Borrower or its securities for purposes of United States Federal and state securities laws (provided that, to the extent such Borrower Materials constitute confidential information subject to Section 14.14, they shall be treated as set forth in Section 14.14); (iv) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (v) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

Section 8.2 Business of Credit Parties. The primary business of each Credit Party will continue to be the acquisition, exploration, development and operation of Mineral Interests, and/or the production and/or marketing of Hydrocarbons and accompanying elements therefrom. Borrower will not, and will not permit any Credit Party to (a) at any time maintain its jurisdiction of organization in any jurisdiction outside of the United States of America or (b) acquire or make by each Benefitting Guarantor in order for such Benefitting Guarantor to honor its obligations (without giving effect to (b)) under the Facility Guaranty and any other Loan Paper including obligations with respect to Hedge Transactions (provided, however, that Borrower shall only be liable under this Section 8.13(a) for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.13(a), or otherwise under this Agreement or any Loan Paper, as it relates to such Benefitting Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of Borrower under this Section 8.13(a) shall remain in full force and effect until all Obligations are paid in full to the Banks, Administrative Agent and all other Persons to whom Obligations are owing, and all of the Banks’ Commitments are terminated. Borrower intends that this Section 8.13(a) constitute, and this Section 8.13(a) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Benefitting Guarantor for all purposes of Section 1a(18)(A)(v)(ii) of the Commodity Exchange Act.

(b)       Notwithstanding any other provisions of this Agreement or any other Loan Paper, Obligations guaranteed by any Guarantor, or secured by the grant of any Lien by such Guarantor under any Loan Paper, shall exclude all Excluded Swap Obligations with respect to such Guarantor.

Section 8.14 EEA Financial Institutions. No Credit Party is an EEA Financial Institution.

Section 8.15 Accounts. All of the Accounts other than Excluded Accounts of the Credit Parties shall at all times be subject to an Account Control Agreement; provided, that in the case of any Account acquired pursuant to an acquisition permitted under Section 9.12 (and which was not formed in contemplation of such acquisition), so long as Borrower provides the Administrative Agent with written notice of the existence of such Account within five (5) Business Days following the date of such acquisition (or such later date as the Administrative Agent may agree in its sole discretion), Borrower will have thirty (30) days (or such later date as the Administrative Agent may agree in its sole discretion) to (a) transfer such account to an account with a ~~Lender~~Bank and (b) subject such account to an Account Control Agreement. Notwithstanding anything to the contrary, with respect to each Account of the Credit Parties in existence on the Effective Date, the Credit Parties shall, no later than June 2, 2017 (or such later date as the Administrative Agent may agree in its sole discretion), deliver to the Administrative Agent duly executed Account Control Agreements as are required pursuant to this Section 8.15.

ARTICLE IX
NEGATIVE COVENANTS

Borrower agrees that, so long as any Bank has any commitment to lend or participate in Letter of Credit Exposure hereunder or any amount payable under any Loan remains unpaid or any Letter of Credit remains outstanding:

Section 9.1 Debt. Borrower will not, nor will Borrower permit any other Credit Party to, incur, become or remain liable for any Debt other than (a) the Obligations, (b) Debt of any Credit Party to any other Credit Party, (c) Permitted Purchase Money Debt, (d) subject to any adjustment to the Borrowing Base required under Section 2.15, Senior Notes and any guarantees thereof and any Permitted Refinancing Debt, provided that, solely with respect to Senior Notes not constituting Permitted Refinancing Debt, (i) such Senior Notes do not have any scheduled amortization prior to the stated maturity of such Senior Notes, (ii) such Senior Notes do not mature sooner than a date that is at least one-hundred and eighty (180) days following the Termination Date in effect on the date of issuance of such Senior Notes, (iii) such Senior Notes and any guarantees thereof are on market terms for similar instruments of issuers of similar size and credit quality given the then prevailing market conditions, (iv) as determined in good faith by the senior management of Borrower, such Senior Notes and any guarantees thereof are on terms, taken as a whole, no more restrictive or burdensome than this Agreement, provided that (A) the financial maintenance covenants with respect to such Senior Notes are not more restrictive than those in this Agreement and (B) the representations and warranties, covenants (other than financial maintenance covenants) and events of default of such Senior Notes are not, taken as a whole, more restrictive or burdensome than those in this Agreement, and (v) such Senior Notes do not have any mandatory prepayment or redemption provisions (other than customary change of control or asset sale tender offer provisions) which would require a mandatory prepayment or redemption in priority to the Obligations, and (e) other Debt in an amount not to exceed at any time $20,000,000 in the aggregate.

Solely for purposes of clause (d) of this Section 9.1, any Permitted Senior Debt for the payment of which the proceeds of other Senior Notes or Permitted Refinancing Debt has been deposited in trust or otherwise set aside shall be deemed no longer “outstanding” so long as such Permitted Senior Debt is repaid within sixty (60) days after the Credit Parties’ receipt of proceeds of such other Senior Notes or Permitted Refinancing Debt.

Section 9.2 Restricted Payments. Borrower will not, nor will Borrower permit any other Credit Party to, declare, pay or make, or incur any liability to declare, pay or make, any Restricted Payment, except that Borrower may:

(a)       declare and pay dividends with respect to its Equity payable solely in additional shares of its Equity (or in de minimis amounts of cash payable in lieu of partial shares of its Equity); and

(b)       make Distributions ~~from and after April 1, 2020~~; so long as immediately after giving effect to any such Distribution (i) no Default or Event of Default exists or results therefrom, (ii) undrawn Commitments are greater than or equal to thirty-five percent (35%) of the Total Commitment, (iii) the Borrower will be in pro forma compliance with the financial covenant set forth in Section 10.1(a), (iv) the Consolidated Total Leverage Ratio on a pro forma basis is not greater than 2.00 to 1.00, in the case of both (iii) and (iv), Net Debt or Total Debt, as applicable, shall be determined as of the date of calculation after giving effect to such Distribution occurring on such date and Consolidated EBITDAX shall be determined as if such Distribution occurred on the last day of the Fiscal Quarter then most recently ended for which financial statements have been received pursuant to Section 8.1 ~~and~~, (v) ~~the Amount of Capped Distributions, Investments and Redemptions is not greater than $100,000,000~~Available Free Cash Flow on a pro forma basis shall be greater than or equal to $0 and (vi) the Borrower shall have timely delivered the certificate required under Section 8.1(r) with respect to such Distribution; and provided, further that (x) any Equity repurchased pursuant to this Section 9.2(b) shall be contemporaneously cancelled by the Borrower and (y) for clarity, (1) such cancellation is not restricted by Section 9.5 and does not trigger any requirement that the Borrower or any other Credit Party take any further action to be in compliance therewith, and (2) the requirement set forth in clause (iv) of this Section 9.2(b) is applicable only at the time of such Distribution after giving effect to any related borrowing or Debt issuance and does not require that the Consolidated Total Leverage Ratio be maintained at not Section 4.6, Borrower delivers reasonable prior written notice thereof to the Administrative Agent, and (y) if a Borrowing Base Deficiency would result from such Swap Liquidation as a result of an automatic redetermination of the Borrowing Base pursuant to Section 4.6, Borrower prepays Borrowings, prior to or contemporaneously with the consummation of such Swap Liquidation to the extent that such prepayment would have been required under Section 2.6(a) after giving effect to such automatic redetermination of the Borrowing Base.

Section 9.11 Operating Leases. Borrower will not, nor will Borrower permit any other Credit Party to, incur, become, or remain liable under any Operating Lease which would cause the aggregate amount of all Rentals payable by any Credit Party in any Fiscal Year to be greater than $20,000,000.

Section 9.12 Acquisition. Without the prior written consent of Required Banks, Borrower will not, nor will Borrower permit any other Credit Party to, acquire, in a single transaction or a series of related transactions, all or substantially all of the assets or capital stock (or other outstanding equity interests) of any Person, or all or substantially all of the assets comprising a division of any Person; provided that, nothing contained in this Section 9.12 shall prohibit Borrower or any other Credit Party from making (i) the Sabalo Acquisition and (ii) any other acquisition of a Person whose primary business is the acquisition, exploration, development and operation of Mineral Interests, and/or the production and/or marketing of Hydrocarbons and accompanying elements therefrom or any other acquisition which is permitted by the terms of this Agreement, including acquisitions of Hydrocarbons and Mineral Interests, and any Permitted Investment.

Section 9.13 Repayment of Senior Notes; Amendment to Terms of Senior Indenture. Borrower will not, and will not permit any other Credit Party to:

(a)       call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) the Senior Notes prior to the date that is one-hundred and eighty (180) days after the Termination Date except that Borrower may call, make or offer to make Redemptions from and after ~~April 1, 2020;~~the Seventh Amendment Effective Date: (i) so long as immediately after giving effect to such Redemptions (and any Borrowings incurred in connection therewith), (~~i~~1) no Default or Event of Default exists or results therefrom, (~~ii~~2) undrawn Commitments are greater than or equal to thirty-five percent (35%) of the Total Commitment, (~~iii~~3) the Borrower will be in pro forma compliance with the financial covenant set forth in Section 10.1(a), (~~iv~~4) the Consolidated Total Leverage Ratio on a pro forma basis is not greater than ~~2.50~~2.0 to 1.00, (~~or solely with respect to Specified Senior Notes Repurchases for~~5) Available Free Cash Flow on a pro forma basis shall be greater than or equal to $0 and (6) the Borrower shall have timely delivered the certificate required under Section 8.1(r) with respect to such Redemption; (ii) with an aggregate repurchase price not to exceed ~~$50,000,000, not greater than 2.75 to 1.00), and (v) the Amount of Capped Distributions, Investments and Redemptions is not greater than $100,000,000; or~~the Available Amount, so long as immediately after giving effect to such Redemptions (and any Borrowings incurred in connection therewith), (1) no Default or Event of Default exists or results therefrom, (2) undrawn Commitments are greater than or equal to thirty-five percent (35%) of the Total Commitment, and (3) the Consolidated Total Leverage Ratio on a pro forma basis is not greater than (x) 2.75 to 1.00, prior to the Specified FS Delivery Date and (y) 2.50 to 1.00, on and after the Specified FS Delivery Date; or (iii) with the net cash proceeds received by the Borrower in connection with the issuance of common equity in the Borrower after the Seventh Amendment Effective Date; provided that, (1) such net cash proceeds received are applied within sixty (60) days following such issuance and (2) so long as immediately after giving effect to such Redemptions, no Default, Event of Default or Borrowing Base Deficiency exists or results therefrom; provided further that, for the avoidance of doubt, the amount of net cash proceeds utilized for any Redemptions pursuant to this subclause (iii) shall not increase the Available Amount; or

(b)       amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Notes or the Senior Notes Indenture if (i) the effect thereof would be to shorten the maturity of the Senior Notes or shorten the average life or increase the amount of any payment of principal thereof or increase the rate or scheduled recurring fee or add call or pre-payment premiums or shorten any period for payment of interest thereon, (ii) such action requires the payment of a consent fee (howsoever described), (iii) such action increases the interest rate margins applicable to the Senior Notes or alters the calculation of interest thereunder, (iv) such action adds or amends any representations and warranties, covenants or events of default to be more restrictive or burdensome than this Agreement without this Agreement being contemporaneously amended to add similar provisions or (v) adds or changes any redemption, put or prepayment provisions; provided that the foregoing shall not prohibit the execution of supplemental agreements to add guarantors if required by the terms thereof (provided that any such guarantor also guarantees the Obligations pursuant to the Facility Guaranty and each of Borrower and such guarantor otherwise complies with Section 5.4).

Section 9.14    Non-Eligible Contract Participants. Borrower shall not permit any Credit Party that is not an Eligible Contract Participant to own, at any time, any Mineral Interests or any Equity in any Subsidiaries.

Section 9.15   Legacy Asset Disposition Agreement. After the Sixth Amendment Effective Date, Borrower shall not permit any amendment, waiver, modification or consent to the Legacy Asset Disposition Agreement that is materially adverse to the interests of the Banks (it being understood that any additions or increases in the Legacy Assets including, without limitation, any additions or increases in the working interests or otherwise pertaining to Mineral Interests to be acquired by Sixth Street pursuant to the Legacy Asset Disposition Agreement shall be deemed to be materially adverse to the Banks).

Section 9.16   Sabalo Acquisition Agreement. After the Sixth Amendment Effective Date, Borrower shall not permit any amendment, waiver, modification or consent to the Sabalo Acquisition Agreement that is materially adverse to the interests of the Banks (it being understood that any reductions or decreases in the Sabalo Assets including, without limitation, any reductions or decreases in the working interests or otherwise pertaining to Mineral Interests to be acquired by Borrower pursuant to the Sabalo Acquisition Agreement shall be deemed to be materially adverse to the Banks).

ARTICLE X
FINANCIAL COVENANTS

Section 10.1   Financial Covenants. Borrower agrees that, so long as any Bank has any commitment to lend or participate in Letter of Credit Exposure hereunder or any amount payable under any Loan remains unpaid or any Letter of Credit remains outstanding:

(a)       As of the end of any Fiscal Quarter, commencing with the Fiscal Quarter ending March 31, 2017, Borrower will not permit its ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than 1.00 to 1.00; and

(b)       Borrower will not (i) as of the last day of any Fiscal Quarter ending on or prior to September 30, 2020, permit the Consolidated Total Leverage Ratio for the Rolling Period then ending to be greater than 4.25 to 1.00; (ii) as of the last day of any Fiscal Quarter ending on or prior to March 31, 2021, permit the Consolidated Total Leverage Ratio for the Rolling Period then ending to be greater than 4.00 to 1.00; ~~and~~ (iii) as of the last day of ~~any~~the Fiscal Quarter ending on ~~or after~~ June 30, 2021, permit the Consolidated Total Leverage Ratio for the Rolling Period then ending to be greater than 3.75 to 1.00; and (iv) as of the last day of any Fiscal Quarter ending on or after September 30, 2021, permit the Consolidated Total Leverage Ratio for the Rolling Period then ending to be greater than 3.50 to 1.00.

ARTICLE XI
DEFAULTS

Section 11.1   Events of Default. If one or more of the following events (collectively “Events of Default” and individually an “Event of Default”) shall have occurred and be continuing:

(a)       Borrower shall fail to pay when due any principal of any Loan or any reimbursement obligation with respect to any Letters of Credit when due;

(b)       Borrower shall fail to pay any accrued interest due and owing on any Loan or any fees or any other amount payable hereunder when due and such failure shall continue for a period of five (5) Business Days following the due date;

(c)       any Credit Party shall fail to observe or perform any covenant or agreement applicable thereto contained in Section 4.4, Section 8.1(d), Section 8.3(a), Section 8.5, Article IX, or Article X;

(d)       any Credit Party shall fail to observe or perform any covenant or agreement contained in this Agreement or the other Loan Papers (other than those covered by Section 11.1(a), Section 11.1(b) and Section 11.1(c)) and such failure continues for a period of 30 days after the earlier of (i) the date any Authorized Officer of any Credit Party acquires knowledge of such failure, or (ii) written notice thereof has been given to any such Credit Party by Administrative Agent at the request of any Bank;

(e)       any representation, warranty, certification or statement made or deemed to have been made by any Credit Party in this Agreement or by any Credit Party or any other Person on behalf of any Credit Party in any other Loan Paper or any other certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made, deemed made, or confirmed.

(f)       (i) any Credit Party shall fail to make any payment when due on any Debt in a principal amount equal to or greater than $50,000,000, or any event or condition (A) shall occur which results in the acceleration of the maturity of any Debt (other than Debt under or in connection with a Hedge Agreement) of any such Credit Party in a principal amount equal to or greater than $50,000,000 individually or in the aggregate, or (B) shall occur which entitles (or,

(l)       Borrower shall fail to cure any Borrowing Base Deficiency in accordance with Section 2.6 or Section 4.4;

(m)       a Change of Control shall occur; or

(n)       an Event of Default (as defined in the Senior Notes Indenture) shall occur under the Senior Notes Indenture;

then, and in every such event, Administrative Agent shall without presentment, notice or demand (unless expressly provided for herein) of any kind (including notice of intention to accelerate and acceleration), all of which are hereby waived, (i) if requested by Required Banks, terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Required Banks, take such other actions as may be permitted by the Loan Papers including, declaring the Loan Papers, or any of them, (together with accrued interest thereon) to be, and the Loans, or any of them, shall thereupon become, immediately due and payable; provided that (iii) in the case of any of the Events of Default specified in Section 11.1(g) or Section 11.1(h), without any notice to Borrower or any other Credit Party or any other act by Administrative Agent or Banks, the Commitments shall thereupon terminate and the Loans and other Obligations (together with accrued interest thereon) shall become immediately due and payable.

Section 11.2   Credit Bidding.

(a)       The Administrative Agent, on behalf of itself and the Secured Parties, shall have the right, exercisable at the direction of the Required Banks, to credit bid and purchase for the benefit of the Administrative Agent and the Secured Parties all or any portion of the collateral for the Obligations pledged or granted pursuant to the Loan Papers at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with applicable law. Such credit bid or purchase may be completed through one or more acquisition vehicles formed by the Administrative Agent to make such credit bid or purchase and, in connection therewith, the Administrative Agent is authorized, on behalf of itself and the other Secured Parties, to adopt documents providing for the governance of the acquisition vehicle or vehicles, and assign the applicable Obligations to any such acquisition vehicle in exchange for Equity and/or debt issued by the applicable acquisition vehicle (which shall be deemed to be held for the ratable account of the applicable Secured Parties on the basis of the Obligations so assigned by each Secured Party); provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity thereof, shall be governed, directly or indirectly, by the vote of the Required Banks, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Banks contained in Section 14.2.

(b)       Each Bank hereby agrees, on behalf of itself and each of its Affiliates that is a Secured Party, that, except as otherwise provided in any Loan Paper or with the written consent of the Administrative Agent and the Required Banks, it will not take any enforcement action, accelerate obligations under any of the Loan Papers, or exercise any right that it might otherwise have under applicable law to credit bid at foreclosure sales, UCC sales or other similar dispositions of collateral for the Obligations pledged or granted pursuant to the Loan Papers.

of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Bank or to authorize the Administrative Agent to vote in respect of the claim of any Bank in any such proceeding.

Section 12.13   Secured Hedge Transactions. To the extent any Affiliate of a Bank is a party to a Hedge Transaction with Borrower or any other Credit Party and thereby becomes a beneficiary of the Liens pursuant to any Loan Paper, such Affiliate of a Bank shall be deemed to appoint the Administrative Agent its nominee and agent to act for and on behalf of such Affiliate in connection with such Loan Papers and to be bound by the terms of this Article XII, and the other provisions of this Agreement.

Section 12.14     Erroneous Payment.

(a)       Each Bank ~~and~~, each Letter of Credit Issuer, each other Secured Party and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Bank or Letter of Credit Issuer or any other Secured Party (or the Bank Affiliate of a Secured Party) or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Bank, Letter of Credit Issuer or other Secured Party (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such ~~Bank or Letter of Credit Issuer from the Administrative Agent or any of its Affiliates~~Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such ~~Bank or Letter of Credit Issuer~~Payment Recipient (whether or not known to such ~~Bank or Letter of Credit Issuer~~Payment Recipient) or (ii) ~~it~~any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such ~~Bank or Letter of Credit Issuer~~Payment Recipient otherwise becomes aware was transmitted~~,~~  or received~~,~~  in error or by mistake (in whole or in part) then, in each case, an error in payment ~~has~~shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 12.14(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”) ~~and the Bank or Letter of Credit Issuer, as the case may be,~~, then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment ~~and to the extent permitted by applicable law, such Bank or Letter of Credit Issuer~~; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to ~~the~~any Erroneous Payment, and hereby waives~~,~~  any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments ~~received~~, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b)       Without limiting the immediately preceding clause (a), each ~~Bank and each Letter of Credit Issuer~~Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly ~~(and, in all events, within one Business Day of its knowledge (or deemed knowledge) of such error)~~ notify the Administrative Agent in writing of such occurrence ~~and, in~~ .

(c)       In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent~~, it shall~~ such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds ~~(~~and in the currency so received~~)~~, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such ~~Bank or Letter of Credit Issuer~~Payment Recipient to the date such amount is repaid to the Administrative Agent ~~in same day funds~~ at the ~~greater of the~~ Federal Funds Effective Rate ~~and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect~~.

(d)       In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Bank that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Bank, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Bank such Bank shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. Without limitation of its rights hereunder, the Administrative Agent may cancel any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Bank and upon such revocation all of the Loans assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such Bank without any requirement for payment or other consideration. The parties hereto acknowledge and agree that (i) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (ii) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 12.10 and (iii) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.

(~~c~~e)    ~~The Borrower and each other Credit Party~~Each party hereto hereby agrees that (~~x~~i) in the event an Erroneous Payment (or portion thereof) is not recovered from any ~~Bank or Letter of Credit Issuer~~Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (A) shall be subrogated to all the rights of such ~~Bank or Letter of Credit Issuer~~Payment Recipient with respect to such amount and (B) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Paper, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 12.14 or under the indemnification provisions of this Agreement, (~~y~~ii) the receipt of an Erroneous Payment ~~shall not pay, prepay, repay~~by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or ~~otherwise satisfy~~other satisfaction of any Obligations owed by the Borrower or any other Credit Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Credit Party for the purpose of making a payment on the Obligations and (~~z~~iii) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the ~~applicable Bank, Letter of Credit Issuer, Administrative Agent or other Secured Party~~Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received ~~except in the case of clauses (x), (y) and (z), to the extent such Erroneous Payment, and solely with respect to the amount of such Erroneous Payment that, comprises funds received by the Administrative Agent from the Borrower or any other Credit Party for the purposes of making such Erroneous Payment.~~.

(~~d~~f)      Each party’s obligations under this Section 12.14 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Bank, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under ~~the~~any Loan ~~Papers~~Paper.

(g)       Nothing in this Section 12.14 will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.

Section 12.15 Certain ERISA Matters(a) Each Bank (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Administrative Agent, the Arranger and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

(i)       such Bank is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit or the Commitments or this Agreement;

(ii)       the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii)       (A) such Bank is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Bank to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Bank, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv)       such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Bank.

(b)       In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Bank or (2) a Bank has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Bank further (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Administrative Agent, the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that none of the Administrative Agent, the Arranger and their respective Affiliates is a fiduciary with respect to the assets of such Bank involved in such Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE XIII
PROTECTION OF YIELD; CHANGE IN LAWS

Section 13.1     ~~Basis for Determining~~Alternate Rate of Interest ~~Rate Applicable to Eurodollar Tranches Inadequate~~.

(a)       Circumstances Affecting LIBOR Rate Availability. Unless and until a Benchmark Replacement ~~Rate~~ is implemented in accordance with ~~Section 13.1~~clause (~~b~~c)~~, if the Required Banks determine that for any reason~~ below, in connection with any request for a ~~Loan~~Eurodollar Borrowing or a conversion to or continuation thereof ~~that (i)~~or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Loan, (ii) ~~adequate and~~the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ~~determining the~~ascertaining the Adjusted LIBOR Rate or LIBOR Rate for ~~any requested~~such Interest Period with respect to a proposed Eurodollar ~~Loan or with respect to clause (c) of the definition of Adjusted Base Rate, or (iii) the LIBOR Rate for any requested Interest Period with respect to a proposed Eurodollar Loan or with respect to clause (c) of the definition of Adjusted~~ BaseBorrowing or (iii) the Required Banks shall determine (which determination shall be conclusive and binding absent manifest error) that the Adjusted LIBOR Rate or LIBOR Rate does not adequately and fairly reflect the cost to such Banks of ~~funding such Loan,~~making or maintaining such Loans during such Interest Period, then the Administrative Agent ~~will promptly so notify Borrower and each Bank. Thereafter, the obligation of the Banks to make or maintain Eurodollar Loans and to calculate clause (c) of the definition of~~shall give notice thereof to the Borrower and the Banks by telephone or fax as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice no longer exist, (i) any interest election request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any borrowing request requests a Eurodollar Borrowing, such Borrowing shall be made either as an Adjusted Base Rate ~~with respect to Adjusted Base Rate Loans shall be suspended until Administrative Agent (upon the instruction~~Borrowing or, at the election of the Borrower with the consent of the Required Banks~~) revokes such notice; provided that, for purposes of clarity, Adjusted Base Rate Loans shall be calculated without giving effect to clause (c) of the definition of Adjusted Base Rate during such period. Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Adjusted Base Rate Loans in the amount specified therein.~~, at an alternate rate of interest determined by the Required Banks that represents their cost of funds; provided that, no Bank shall be required to provide their cost of funds.

(b)       Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Banks (or any of their respective lending offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Banks (or any of their respective lending offices) to honor its obligations hereunder to make or maintain any Eurodollar Borrowing, such Bank shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Banks. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Banks to make Eurodollar Borrowings, and the right of the Borrower to convert any Loan to a Eurodollar Borrowing or continue any Loan as a Eurodollar Borrowing shall be suspended (the “Affected Loans”) and thereafter the Borrower may select only Adjusted Base Rate Borrowings and (ii) if any of the Banks may not lawfully continue to maintain an Affected Loan to the end of the then current Interest Period applicable thereto, the applicable Affected Loan shall immediately be converted to an Adjusted Base Rate Borrowing for the remainder of such Interest Period.

(c)       Benchmark Replacement Setting.

(i)       Benchmark Replacement.

(~~b~~A) Notwithstanding anything to the contrary ~~in Section 13.1(a) above, if at any time (i) Administrative Agent has made the determination (such determination to be conclusive absent manifest error) that (x) the circumstances described in Section 13.1~~herein or in any other Loan Paper, if a Benchmark Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a)(i) or (a)(ii) ~~have arisen and that such circumstances are unlikely to be temporary, or (y) the circumstances described in Section 13.1(a)(i) or (a)(ii) have not arisen but the applicable supervisor or administrator (if any) of any of the LIBOR Rate or any Governmental Authority having, or purporting to have, jurisdiction over Administrative Agent has made a public statement identifying a specific date after which the London interbank offered rate shall no longer be used for determining interest rates for loans in the United States of America syndicated loan market in the applicable currency, (ii) Wells Fargo Bank, N.A. shall publicly announce that it is no longer making loans at interest rates based on the London interbank offered rate or shall commence to make syndicated loans in the United States of America at rates that are not fixed or based upon the London interbank offered rate, or (iii) if the Borrower notifies the Administrative Agent that it has determined in good faith, that syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the London interbank offered rate, then Administrative Agent and Borrower shall endeavor to agree upon an alternate rate of interest to the LIBOR Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States of America (the “Replacement Rate”), in which case, the Replacement Rate shall, subject to the next two sentences,~~of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such ~~applicable interest rate~~Benchmark for all purposes ~~under the Loan Papers unless and until (A) an event described in Section 13.1(a)(i), (a)(ii), (b)(i), (b)(ii) or (b)(iii) occurs with respect to the Replacement Rate or (B) Administrative Agent (or the Required Banks through Administrative Agent) notifies Borrower that the Replacement Rate does not adequately and fairly reflect the cost to the Banks of funding the Loans bearing interest at the Replacement Rate. In connection with the establishment and application of the Replacement Rate, this Agreement and the other Loan Papers shall be amended solely with the consent of Administrative Agent and the Borrower, as may be necessary or appropriate, in the opinion of Administrative Agent, to effect the provisions of this Section 13.1(b). Notwithstanding anything to the contrary in this Agreement or the other Loan Papers (including, without limitation, Section 14.2), such amendment shall become effective~~hereunder and under any Loan Paper in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement ~~so long as~~or any other Loan Paper and (y) if a Benchmark Replacement is determined in accordance with clause (a)(iii) or clause (c) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Paper in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Banks without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Paper so long as the Administrative Agent ~~shall~~has not ~~have~~ received, ~~within five (5) Business Days of the delivery of such amendment to the Banks, written notices from such Banks that in the aggregate constitute Required Banks, with each such notice stating that such Bank objects to such amendment. To the extent the Replacement Rate is approved by Administrative Agent in connection with this clause (b), the Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for Administrative Agent, such Replacement Rate shall be applied as otherwise reasonably determined by Administrative Agent (it being understood that any such modification by Administrative Agent shall not require the consent of, or consultation with, any of the Banks).~~by such time, written notice of objection to such Benchmark Replacement from Banks comprising the Required Banks. If an Unadjusted Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(B)       Notwithstanding anything to the contrary herein or in any other Loan Paper, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace such Benchmark for all purposes hereunder or under any Loan Paper in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Paper; provided that this clause (B) shall not be effective unless the Administrative Agent has delivered to the Banks and the Borrower a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may elect or not elect to do so in its sole discretion.

(ii)       Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Paper, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Paper.

(iii)       Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Banks of (A) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 13.1(c)(iv) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Bank (or group of Banks) pursuant to this Section 13.1(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Paper, except, in each case, as expressly required pursuant to this Section 13.1(c).

(iv)       Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Paper, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2)is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)       Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Eurodollar Borrowings to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any Benchmark is not an Available Tenor, the component of the Base Rate that is based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(vi)       London Interbank Offered Rate Benchmark Transition Event. On March 5, 2021, the IBA, the administrator of the London interbank offered rate, and the FCA, the regulatory supervisor of the IBA, made the Announcements that the final publication or representativeness date for Dollars for (I) 1-week and 2-month London interbank offered rate tenor settings will be December 31, 2021 and (II) overnight, 1-month, 3-month, 6-month and 12-month London interbank offered rate tenor settings will be June 30, 2023. No successor administrator for the IBA was identified in such Announcements. The parties hereto agree and acknowledge that the Announcements resulted in the occurrence of a Benchmark Transition Event with respect to the London interbank offered rate pursuant to the terms of this Agreement and that any obligation of the Administrative Agent to notify any parties of such Benchmark Transition Event pursuant to clause (iii) of this Section 13.1(c) shall be deemed satisfied.

Section 13.2   Illegality of Eurodollar Tranches.

(a)       If, after the date of this Agreement, the adoption of any applicable Law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Eurodollar Lending Office) with any request or directive (whether or not having the force of Law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Eurodollar Lending Office) to make, maintain or fund any portion of the Loans subject to a Eurodollar Tranche and such Bank shall so notify Administrative Agent, Administrative Agent

(b)       Borrower acknowledges and agrees, and acknowledges its Affiliates understanding, that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Papers to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Papers to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Banks or Agents whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Paper delivered on or after the Closing Date, (iii) there are no representations, warranties, covenants, undertakings or agreements by any Bank or any Agent as to the Loan Papers except as expressly set out in this Agreement or in another Loan Paper delivered on or after the Closing Date, (iv) neither any Bank nor any Agent owes any fiduciary duty to Borrower or any other Credit Party with respect to any Loan Paper or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Papers between Borrower, on one hand, and Banks and Agents, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Papers between Borrower and any Bank or any Agent, (vii) should an Event of Default or Default occur or exist each Bank and each Agent will determine in its sole and absolute discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (viii) without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by any Bank or any Agent or any representative thereof, and no such representation or covenant has been made, that any Bank or any Agent will, at the time of an Event of Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Papers with respect to any such Event of Default or Default or any other provision of the Loan Papers, and (ix) each Bank has relied upon the truthfulness of the acknowledgments in this Section 14.2(b) in deciding to execute and deliver this Agreement and to make the Loans.

(c)       The Aggregate Elected Commitment Amount, a Bank’s Elected Commitment Amount, a Bank’s Maximum Credit Amount, the Commitment Percentage of each Bank, and Schedule 1 to this Agreement may be amended as set forth in Section 2.16, Schedule 1 to this Agreement may be amended as set forth in Section 14.8(b), and Administrative Agent (and, if applicable, the Borrower) may, without the consent of any Bank, enter into amendments or modifications to this Agreement or any of the other Loan Papers or to enter into additional Loan Papers ~~as Administrative Agent reasonably deems appropriate~~ in order to implement any Benchmark Replacement ~~Rate~~or any Benchmark Replacement Conforming Changes or otherwise effectuate the terms of Section 13.1(~~b~~c) in accordance with the terms of Section 13.1(~~b~~c). Any other provision of this Agreement, the Notes or the other Loan Papers may be amended or waived if, but only if such amendment or waiver is in writing and is signed by Borrower and Required Banks (and, if the rights or duties of Administrative Agent are affected thereby, by Administrative Agent); provided that, (1) no such amendment or waiver shall (a) increase the Commitment, Maximum Credit Amount and Elected Commitment of any Bank, (b) subject any Bank to any additional obligation, or (c) amend or waive any of the provisions of Article IV or the definitions contained in Section 1.2 applicable thereto without the written consent of such Bank and (2) no such amendment or waiver shall unless signed by all Banks (or, in the case of clauses (C) and (D), each Bank affected thereby): (a) increase the Borrowing Base, (b) amend or waive any of the provisions of Article IV or the definitions contained in Section 1.2 applicable thereto, (c) forgive any of the principal of or reduce the rate of interest on the Loans (other than ~~as a result of the adoption of a~~the implementation of any Benchmark Replacement ~~Rate~~ pursuant to Section 13.1(~~b~~c)) or any fees hereunder, (d) postpone the Termination Date or any date fixed for any payment of principal of or interest on the Loan or any fees hereunder, (e) change the percentages of the Aggregate Maximum Credit Amount, the definitions of “Required Bank” and/or “Super Majority Bank”, or the number of Banks which shall be required for the Banks or any of them to take any action under this Section 14.2(c) or any other provision of this Agreement, (f) permit Borrower to assign any of its rights hereunder, (g) provide for the release or substitution of collateral for the Obligations or any part thereof other than releases required pursuant to sales of collateral which are expressly permitted by Section 9.5, (h) provide for the release of any Credit Party from its Facility Guaranty, except in connection with a transaction expressly permitted under Section 9.4, ~~or~~ (i) amend Section 2.9, Section 3.2(c) or any other provisions governing the pro rata sharing of payments or pro rata reduction of Commitments, as applicable, among Banks in a manner to permit non-pro rata sharing of payments ~~among~~or non-pro rata reduction of Commitments, as applicable, among Banks or (j) (x) subordinate any of the Obligations owed to the Banks in right of payment or otherwise adversely affect the priority of payment of any of such Obligations or (y) subordinate any of the Liens securing the Obligations owed to the Banks, in each case without the consent of each of the Banks. Borrower, Administrative Agent and each Bank further acknowledge that any decision by Administrative Agent or any Bank to enter into any amendment, waiver or consent pursuant hereto shall be made by such Bank or Administrative Agent in its sole discretion, and in making any such decision Administrative Agent and each such Bank shall be permitted to give due consideration to any credit or other relationship Administrative Agent or any such Bank may have with Borrower, any other Credit Party or any Affiliate of any Credit Party.

Section 14.3   Expenses; Documentary Taxes; Indemnification.

(a)       Borrower shall pay (i) all out-of-pocket expenses of Administrative Agent, including reasonable fees and disbursements of special counsel for Administrative Agent, in connection with the preparation of this Agreement and the other Loan Papers and, if appropriate, the recordation of the Loan Papers, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder, and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by Administrative Agent and each Bank, including fees and disbursements of counsel in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom, fees of auditors and consultants incurred in connection therewith and investigation expenses incurred by Administrative Agent and each Bank in connection therewith. Without duplication of Section 13.6, Borrower shall indemnify each Bank against any Documentary Taxes.

(b)       Borrower agrees to indemnify each Indemnified Entity (as defined below), upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called “liabilities and costs”) which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Indemnified Entity growing out of, resulting from or in any other way associated with any of the collateral for the Loans, the Loan Papers, or the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any applicable environmental Laws by any Credit Party or any liabilities or duties of any Credit Party or of any Indemnified Entity with respect to Hazardous Substances found in or released into the environment).

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR ARE IN ANY

(iii)       the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 14.18   Exiting Banks[Reserved].

~~(a)       From and after the Effective Date, (i) each of the Existing Banks that have not entered into this Agreement on the Effective Date (and will not have a Commitment hereunder) (an “Exiting Bank”) shall cease to be a party to this Agreement, (ii) no Exiting Bank shall have any obligations or liabilities under this Agreement with respect to the period from and after the Effective Date and, without limiting the foregoing, no Exiting Bank shall have any Commitment under this Agreement and (iii) no Exiting Bank shall have any rights under this Agreement or any other Loan Paper (other than rights under the Existing Credit Agreement expressly stated to survive the termination of such agreement and the repayment of amounts outstanding thereunder).~~

~~(b)       Existing Banks hereby waive any requirements for notice of prepayment and the payment of any related prepayment penalties, minimum amounts of prepayments of Loans (as defined in the Existing Credit Agreement), ratable reductions of the commitments of the Banks under the Existing Credit Agreement and ratable payments on account of the principal or interest of any Loan (as defined in the Existing Credit Agreement) under the Existing Credit Agreement to the extent such prepayment, reductions or payments are required pursuant thereto.~~

Section 14.19   Acknowledgement Regarding Any Supported QFC. To the extent that the Loan Papers provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Papers and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Papers that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Papers were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Bank shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.